As filed with the Securities and Exchange Commission on July 1, 2005
                                      An Exhibit List can be found on page II-5.
                                                     Registration No. 333-122776


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                            ________________________


                               Amendment No. 1 to
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                            ________________________

                          WALKER FINANCIAL CORPORATION
                 (Name of small business issuer in its charter)



        Delaware                           7384                 13-2637172
(State or other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
 Incorporation or Organization)  Classification Code Number) Identification No.)


                          990 Stewart Avenue, Suite 60A
                           Garden City, New York 11530
                                 (516) 832-7000
          (Address and telephone number of principal executive offices and principal place of business)

                   Mitchell S. Segal, Chief Executive Officer
                          990 Stewart Avenue, Suite 60A
                           Garden City, New York 11530
                                 (516) 832-7000
            (Name, address and telephone number of agent for service)

                            ________________________


                                   Copies to:
                             Gregory Sichenzia, Esq.
                            Louis A. Brilleman, Esq.
                       Sichenzia Ross Friedman Ference LLP
                     1065 Avenue of the Americas, 21st Floor
                            New York, New York 10018
                                 (212) 930-9700
                              (212) 930-9725 (fax)


                            ________________________

                Approximate date of proposed sale to the public:
     From time to time after this Registration Statement becomes effective.

      If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_] ________

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                         CALCULATION OF REGISTRATION FEE


======================================================= ================= ==================== ===================== ==============
                                                                           Proposed Maximum      Proposed Maximum      Amount of
          Title of Each Class of Securities               Amount to be    Offering Price Per    Aggregate Offering   Registration
                   to be Registered                      Registered(1)         Security               Price               Fee
------------------------------------------------------- ----------------- -------------------- --------------------- --------------
Common stock, $.10 par value                              4,436,890            $0.44 (1)         $1,952,231.60         $ 229.78
Common stock, $.10 par value, issuable upon exercise
of common stock purchase warrants                           955,526            $0.44 (1)         $  420,431.44         $  49.49
Common stock, $.10 par value, issuable upon exercise
of common stock purchase warrants                            10,760            $6.30 (2)         $   67,788.00         $   7.98
Common stock, $.10 par value, issuable upon exercise
of common stock purchase warrants                            10,760            $7.23 (2)         $   77,794.80         $   9.16
Common stock, $.10 par value, issuable upon exercise
of common stock purchase warrants                            17,860            $4.20 (2)         $   75,012.00         $   8.83
Common stock, $.10 par value, issuable upon exercise
of common stock purchase warrants                           175,000            $0.45 (2)         $   78,750.00         $   9.27


          Total:                                          5,606,796                                                    $ 314.51(3)
======================================================= ================= ==================== ===================== ==============

(1) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on February 10, 2005, which was $0.44 per share.

(2) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933.


(3)   Previously paid.


                            ________________________


      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

Preliminary Prospectus                 Subject To Completion, Dated July 1, 2005

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

                          WALKER FINANCIAL CORPORATION
                               5,606,796 Shares of
                                  Common Stock


      This prospectus relates to the sale of up to 5,606,796 shares of our common stock by selling stockholders, including up to 4,436,890 shares of common stock and up to 1,169,906 shares of common stock issuable upon exercise of common stock purchase warrants. We will not receive proceeds from the sale of our shares by the selling stockholders.


      Our common stock is quoted on the Over-The-Counter Bulletin Board under the symbol "WLKF." The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on June 28, 2005, was $.35.

                            ________________________

            Investing in these securities involves significant risks.
                     See "Risk Factors" beginning on page 3.

                            ________________________

     The Securities and Exchange Commission and state securities regulators have not approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


               The date of this prospectus is _________ __, 2005.

                               PROSPECTUS SUMMARY

Our Business


We create, provide and market death care financial service products, currently focusing on prearrangement or pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are similar to fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience in return for the sharing of commissions.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans and other voluntary benefits.

We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We had an accumulated deficit of approximately $6.1 million for the year ended December 31, 2004. For the year ended December 31, 2004, we generated net sales of $240,808 and had a net loss of $1,924,219. For the three months ended March 31, 2005, we generated sales of approximately $69,000 and incurred a net loss of approximately $1,678,000 million. As of March 2005 we had an accumulated deficit of approximately $7.8 million and a negative working capital of $1.1 million. We will be required to seek additional financing of approximately $1 million to fund our operations for the next twelve months.


Our principal offices are located at 990 Stewart Avenue, Suite 60A, Garden City, New York 11530, and our telephone number is (516) 832-7000. We are a Delaware corporation.

The Offering
Common stock offered by
  selling
  stockholders......... Up to 5,606,796 shares, including the following:


                        - 4,436,890 shares of common stock issued and outstanding;

                        - up to 200,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.15 per share;

                        - up to 724,063 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.28 per share;

                        - up to 31,463 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.35 per share;

                        - up to 175,000 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $.45 per share;

                        - up to 17,860 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $4.20 per share;

                        - up to 10,760 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $6.30 per share; and

                        - up to 10,760 shares of common stock issuable upon the exercise of common stock purchase warrants at an exercise price of $7.23 per share.


                              This number represents 37.7% of our current outstanding stock.

Common stock to be
  outstanding after
  the offering......... 14,857,126, assuming exercise of all warrants set forth above.

Use of proceeds........ We will not receive any proceeds from the sale of the common stock.

Over-The-Counter
  Bulletin Board
  Symbol............... WLKF


The above information regarding common stock to be outstanding after the offering is based on 13,687,220 shares of common stock outstanding as of June 28, 2005 and assumes the exercise of warrants by our selling stockholders.

                                  RISK FACTORS


This investment has a high degree of risk. This means you could lose all or a part of your investment.


Risks Relating to Our Business:

We Have a History Of Losses Which May Continue, Which May Negatively Impact Our Ability to Achieve Our Business Objectives.


We incurred a net loss of $1,924,219 for the fiscal year ended December 31, 2004 and $1,677,451 for the three months ended March 31, 2005. We cannot assure you that we can achieve or sustain profitability on a quarterly or annual basis in the future. Our operations are subject to the risks and competition inherent in the establishment of a business enterprise. There can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including whether we will be able to continue expansion of our net sales. We may not achieve our business objectives and the failure to achieve such goals would have an adverse impact on us. These matters raise substantial doubt about our ability to continue as a going concern.


We Have a Limited Operating History and May Not Generate Enough Revenues to Stay in Business.


We have a limited operating history since our inception on which you can evaluate us and our potential. While our company was incorporated in 1967, we only entered into the pre-need death care and employee benefit industry in March 2002. While our management has been involved in the death care pre-need industry for a number of years, we have only a limited operating history upon which you may evaluate our proposed business and prospects. Our proposed business operations will be subject to numerous risks associated with early stage enterprises. An investor must consider that an investment in Walker may not generate the requisite returns because of the high uncertainties of future revenue generation by companies in their early stages of development, particularly companies with limited capital in new and rapidly evolving markets. We cannot assure shareholders that our business strategy will be successful or that we will ever have profits. Our limited financial resources are significantly less than those of other companies in our industry. If we are unable to sustain our operations, you may lose your entire investment.


If We Are Unable to Obtain Additional Funding Our Business Operations Will be Harmed and if We do Obtain Additional Financing Our Then Existing Shareholders May Suffer Substantial Dilution.


We will require additional funds to sustain and expand our sales and marketing activities. We anticipate that we will require up to approximately $1.0 million to fund our continued operations for the next twelve months, depending on revenue from operations. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. Even if we do receive additional financing, it may not be sufficient to sustain or expand our research and development operations or continue our business operations.

There can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our research and development plans. Any additional equity financing may involve substantial dilution to our then existing shareholders.

If We Are Unable to Retain the Services of Mr. Segal, or If We Are Unable to Successfully Recruit Qualified Managerial and Sales Personnel Having Experience in the Pre-Death Care Services or Employee Benefits Industries, We May Not Be Able to Continue Our Operations.


Our success depends to a significant extent upon the continued service of Mr. Mitchell S. Segal, our President and Chief Executive Officer. Loss of the services of Mr. Segal could have a material adverse effect on our growth, revenues, and prospective business. We do not maintain key-man insurance on the life of Mr. Segal. In addition, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified managerial and sales personnel having experience in the pre-death care services and employee benefit industries. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel on acceptable terms.

We Do Not Currently Have a CFO or a Controller Which Our Auditors Have Recognized to be a Material Weakness in Our Internal Controls

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that they had identified a deficiency in our internal controls, which was designated a "material weakness." because there is inadequate structure within our accounting department. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of the internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such as stock based transactions for options, warrants and common stock at times are recorded improperly and require additional procedures and review and audit adjustments to be made by our auditors. We believe this material weakness resulted from our continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of employees during the fiscal years ended December 31, 2004 and 2003. Our auditors have had to continually make adjustments in our financial statements. If we had adequate controls, we believe that our auditors would not be required to make such adjustments. As a result, until we are able to hire a chief financial officer or controller, the deficiencies in internal controls may not be adequate enough to correct this weakness.

Many Of Our Competitors Are Larger and Have Greater Financial and Other Resources Than We Do and Those Advantages Could Make It Difficult For Us to Compete With Them.

The pre-need death care industry is extremely competitive and includes several companies that have achieved substantially greater market shares than we have, and have longer operating histories, have larger customer bases, and have substantially greater financial, development and marketing resources than we do. Although not many of these competitors are seeking to market within the employee benefit/workplace marketplaces, our subsidiary, National Preplanning, has zero market share in the sale of pre-need funding products, as it has just begun its marketing strategy. If overall demand for our products does not improve, it could have a materially adverse affect on our operating results and cash flows.

Any Decreases in Insurance Premiums and Commission Rates, Which are Set by the Insurers and Outside Our Control, Could Result in Decreased Revenue for Us Because We Would Receive Lower Commissions.

We are engaged in insurance agency and brokerage activities and derive revenue from commissions on the sale of insurance products to clients that are paid by the insurance underwriters from whom our clients purchase insurance. These commission rates are set by insurance underwriters and are based on the premiums that the insurance underwriters charge. Commission rates and premiums can change based on the prevailing economic and competitive factors that affect insurance underwriters. These factors, which are not within our control, include the capacity of insurance underwriters to place new business, underwriting and non-underwriting profits of insurance underwriters, consumer demand for insurance products, the availability of comparable products from other insurance underwriters at a lower cost and the availability of alternative insurance products to consumers. If there is a decline in the commission rate or premiums paid, our revenue will decrease, which will adversely affect our financial condition and results of operations.

Increased Advertising or Better Marketing by Our Competitors, or Increased Services From Internet Providers, Could Cause Us to Incur Increased Costs in Order to Capture Market Share.

In recent years, marketing through television, radio and print advertising, direct mailings and personal sales calls has increased with respect to the sales of pre-need funeral services. Our subsidiary, National Preplanning, currently has no market share in the sale of pre-need funding products, as it has just begun marketing its products and services. Extensive advertising or effective marketing by competitors would increase the difficulty in marketing our products and services and cause us to increase our own marketing costs thereby decreasing our potential revenues. In addition, competitors may change the types or mix of products or services offered. These changes may attract customers, limiting our growth potential and causing us to lose revenue or to incur costs to vary our own types or mix of products or services in response. In addition, the increased use of the Internet by customers to research and/or purchase products and services in the future could cause us to lose market share to competitors offering to sell products or services over the Internet.

The Increasing Number of Cremations in The United States Could Cause Our Revenues to Decline Because We Could Lose Market Share to Firms Specializing in Cremations.


Traditional cemetery and funeral service operators face competition from the increasing number of cremations in the United States. Industry studies indicate that the percentage of cremations has steadily increased and that cremation will represent approximately 36% of the United States burial market by the year 2010, compared to 25% in 1999. The trend toward cremation could cause cemeteries and traditional funeral homes to lose market share and revenues to firms specializing in cremations. In addition, basic cremations (without a funeral service, casket or urn, niche in a mausoleum or columbarium or burial) produce lower revenues than traditional funerals and, when delivered at a traditional funeral home, produce lower profit margins as well. These trends could result in our receiving lower commissions.


Changes or Increases in, or Failure to Comply With, Regulations Applicable to the Funeral and Pre-Need Services Industries Could Increase Our Costs.

The funeral and pre-need services industries are subject to extensive regulation and licensing requirements under federal, state and local laws. For example, the funeral home industry is regulated by the Federal Trade Commission, which requires funeral homes to take actions designed to protect consumers. State laws impose licensing requirements and regulate pre-need sales. We are in compliance with all applicable laws, and currently do not pay any regulatory fees. If governments and agencies propose amendments or additional regulations, our costs could increase, which would have a negative effect on our financial condition.

We May Owe Accrued Interest and Fees to Our Remaining Holder of a $50,000 Principal Amount 10% Senior Subordinated Secured Convertible Promissory Note Because We Defaulted on the Note Which Could Have an Adverse Effect on Our Liquidity and Cash Flows.

We failed to register for resale the shares issuable upon conversion of the Notes by May 4, 2004. As a result of this failure, we were obligated to pay the holders of the Notes a monthly fee equal to 1.5% of the principal amount of the Notes for each month or portion that we failed to cause such registration. We did not pay the holders any monthly fee due to them. We also failed to remit the interest payment due to the holders which constituted an "Event of Default" which raised the interest rate on the Notes to 12% per annum. The Notes also prohibited additional borrowings by us without the prior approval of the placement agent or the holders of a majority of the aggregate principal amount of the Notes, which we violated. All of the holders have converted their Notes and fully exercised their rights thereunder, except for one who holds a $50,000 principal amount Note for which we are still liable. If he claims an Event of Default occurred we will have to make payments to him, which could negatively affect our liquidity and cash flows.

We May be Unable to Implement Our Acquisition Growth Strategy, Which Could Harm Our Business and Competitive Position.


Our business strategy includes making strategic acquisitions of other companies or businesses within the death care, financial services, insurance or employee benefits industries. Our continued growth will depend on our ability to identify and acquire, on acceptable terms, companies that complement or enhance our businesses. The competition for acquisition candidates is intense and we expect this competition to increase. There is no assurance that we will identify and successfully compete for appropriate acquisition candidates or complete acquisitions at reasonable purchase prices, in a timely manner or at all. Further, we may not be able to realize the anticipated results of future acquisitions. In implementing our acquisition growth strategy, we may encounter:

      o     costs associated with incomplete or poorly implemented acquisitions,

      o expenses, delays and difficulties of integrating acquired companies into our existing organization,

      o the impact of amortizing goodwill and other intangible assets of acquired companies on our operating results,

      o dilution of the interest of our existing stockholders if we issue stock in making acquisitions or if we sell stock to raise cash for acquisitions,

      o     diversion of management's attention,

      o increases in expenses in order to advertise and promote acquired companies and their and our products and services,

      o unusual impacts on our financial condition due to the timing of acquisitions, and

      o expenses of any undisclosed or potential legal liabilities of an acquired company.

Any of these matters could have a material adverse effect on our business, results of operations and financial condition.

Our Principal Stockholders, Officers And Directors Own a Substantial Interest in Our Voting Stock and Investors May Not Have Any Voice in Our Management.

Our officers and directors, in the aggregate, beneficially own approximately 30.0% of our outstanding common stock. As a result, these stockholders, acting together, may have the ability to control substantially all matters submitted to our stockholders for approval, including:

      o     election of our board of directors;

      o     removal of any of our directors;

      o     amendment of our certificate of incorporation or bylaws; and

      o adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, our directors and executive officers collectively are able to influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, sales of significant amounts of shares held by our directors and executive officers, or the prospect of these sales, could adversely affect the market price of our common stock. Management's stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Risks Relating to Our Common Stock:

If We Fail to Remain Current on Our Reporting Requirements, We Could be Removed From the OTC Bulletin Board Which Would Limit the Ability of Broker-Dealers to Sell Our Securities and the Ability of Stockholders to Sell Their Securities in the Secondary Market.


Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. During the last twelve months we have been current in all of our periodic reporting, except for our quarterly report for the three months ended March 31, 2005. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.


Our Common Stock is Subject to the "Penny Stock" Rules of the SEC and the Trading Market in Our Securities is Limited, Which Makes Transactions in Our Stock Cumbersome and May Reduce the Value of an Investment in Our Stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                          FORWARD-LOOKING STATEMENTS


This prospectus contains forward-looking statements. Such forward-looking statements include statements regarding, among other things, (a) our projected sales and profitability, (b) our growth strategies, (c) anticipated trends in our industry, (d) our future financing plans, and (e) our anticipated needs for working capital. Forward-looking statements, which involve assumptions and describe our future plans, strategies, and expectations, are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. This information may involve known and unknown risks, uncertainties, and other factors that may cause our actual results, performance, or achievements to be materially different from the future results, performance, or achievements expressed or implied by any forward-looking statements. These statements may be found under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business," as well as in this prospectus generally. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors, including, without limitation, the risks outlined under "Risk Factors" and matters described in this prospectus generally. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this filing will in fact occur. In addition to the information expressly required to be included in this filing, we will provide such further material information, if any, as may be necessary to make the required statements, in light of the circumstances under which they are made, not misleading.


                                 USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted on the OTC Bulletin Board under the symbol "WLKF".

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. These prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.


                                      High($)         Low ($)
                                      -------         -------
  2003
  First Quarter                        0.80            0.15
  Second Quarter                       0.75            0.20
  Third Quarter                        0.55            0.25
  Fourth Quarter                       0.50            0.21

  2004
  First Quarter                        0.65            0.20
  Second Quarter                       1.50            0.35
  Third Quarter                        0.55            0.16
  Fourth Quarter                       0.76            0.25

  2005
  First Quarter                        0.75            0.21
  Second Quarter
  (through June 27, 2005)              0.48            0.18

HOLDERS


As of June 28, 2005, we had approximately 225 holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies. The transfer agent of our common stock is American Stock Transfer and Trust Company.


Dividend Policy

      We have never declared or paid any cash dividends on our common stock. We do not anticipate paying any cash dividends to stockholders in the foreseeable future. In addition, any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements, and such other factors as the Board of Directors deem relevant.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

Overview


We entered the marketing of funeral funding products through our merger in March 2002 with National Preplanning and American DataSource. We were previously engaged in non-digital photographic development.

We create, provide and market death care financial service products, currently focusing on prearrangement or pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are similar to fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience in return for the sharing of commissions.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans and other voluntary benefits.

National Preplanning, generates revenues from the sale of pre-need and final expense insurance policies and earns insurance commissions from the sale of these products. The insurance commissions are paid by the insurance companies which create and issue these policies. The Company's other subsidiary, American DataSource additionally earns administrative fees on the administration of pre-need funds in trust which are paid by the trust. o We are actively looking to expand our services and offerings through acquisitions. We will seek to finance these acquisitions through the sale of our equity. Although we are not currently involved in any acquisitions, we have entered into an equity line, as discussed herein, with Fusion Capital, the proceeds of which will be used towards these potential acquisitions. If or when an acquisition appears probable, we will revise our disclosure to reflect the terms of the acquisition agreement and the potential ramifications. The company will additionally seek to raise additional equity and debt to accomplish these potential acquisitions.

During November 2004, our independent auditors, Marcum & Kliegman LLP, advised us that the auditors had identified a deficiency in our internal controls, which was designated a "material weakness." The material weakness indicated that there is inadequate structure within our accounting operations. We have no central corporate accounting department. Each subsidiary independently maintains its own books and records and all disbursements are done at the subsidiary level. This decentralizes the accounting function and limits the effectiveness of our internal control procedures to detect potential misstatements and fraudulent accounting and financial reporting. The subsidiary accounting departments do not have the sophistication to critically evaluate and implement new accounting pronouncements, such stock based transactions for options, warrants and common stock at times are recorded improperly and require additional procedures and review and audit adjustments to be made by our auditors. We believe this material weakness resulted from continued cost cutting efforts and a failure to generate cash flows from operations, which resulted in the termination of employees during our fiscal years ended December 31, 2004 and 2003. We have implemented some procedures and are currently developing procedures to help minimize the risks associated with this material weakness. These procedures include using an independent accountant/bookkeeper to review, compile and consolidate our financial statements on a quarterly and annual basis. In addition, we expect to hire a chief financial officer with public company experience within the next twelve months and relieve our chief executive officer of his current chief financial officer duties.

Critical Accounting Policies

The discussion and analysis of our financial condition and results of operations is based upon our consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles or GAAP in the United States. The preparation of those financial statements requires us to make estimates and judgments that affect the reported amount of assets and liabilities at the date of our financial statements. Actual results may differ from these estimates under different assumptions or conditions.

Critical accounting policies are those that reflect significant judgments or uncertainties, and potentially result in materially different results under different assumptions and conditions. The Company believes that are our most critical accounting policies includes: recognition of transactions revenues and accounting for stock options and warrants.

Accounting for Stock-Based Compensation

The Company accounts for stock-based employee compensation arrangements in accordance with the provisions of Accounting Principles Board ("APB") Opinion No. 25, Accounting for Stock Issued to Employees, and complies with the disclosure provisions of SFAS No. 123, Accounting for Stock-Based Compensation. Under APB No. 25, compensation expense is recognized based on the difference, if any, on the date of grant between the estimated market value of the Company's stock and the amount an employee must pay to acquire the stock. Compensation expense is recognized immediately for past services and ratably for future services over the option-vesting period. If the Company followed SFAS 123, it would recognize compensation expense using a fair value method, such as Black-Scholes, to estimate the cost of equity instruments as of the date these awards are granted to employees. Any differences between the expense as calculated under SFAS 123 and that computed under APB No. 25 is disclosed on a pro forma basis in the notes to the consolidated financial statements.

The Company accounts for equity instruments issued in exchange for the receipt of goods or services from other than employees in accordance with SFAS No. 123 and the conclusions reached by the Emerging Issues Task Force ("EITF") in Issue No. 96-18, Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring or in Conjunction with Selling, Goods or Services. Costs are measured at the estimated fair market value of the consideration received or the estimated fair value of the equity instruments issued, whichever is more reliably measurable. The value of equity instruments issued for consideration other than employee services is determined on the earlier of a performance commitment or completion of performance by the provider of goods or services as defined by EITF No. 96-18.


New Accounting Pronouncements


In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, in December 2003, FASB deferred the latest date by which all public entities, which meet the definition of small business issuer under SEC Regulation S-B ("Public SB's), must apply FIN 46 to the first interim or annual reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement on our financial statements has not been significant.

SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities ("SFAS 146"), provides guidance on the recognition and measurement of liabilities for costs associated with exit or disposal activities. The provisions of SFAS 146 are effective for exit or disposal activities that are initiated after December 31, 2002. We implemented this standard effective January 1, 2003 with no material impact to our financial statements.


In April 2003, the FASB issued SFAS No. 149, "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" ("SFAS 149"), which is effective for contracts entered into or modified after June 30, 2003. SFAS 149 amends FASB Statement No. 133, "Accounting for Derivative Instruments and Hedging Activities," to clarify financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts. The effect of the adoption of this new accounting pronouncement on our financial statements has not been significant.


In May 2003, FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity ("SFAS 150"), which is effective for financial instruments entered into or modified after May 31, 2003, and otherwise is effective at the begriming of the first interim period beginning after June 15, 2003. SFAS 150 establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity. It requires that an issuer classify a financial instrument that is within its scope as a liability. The adoption of SFAS 150 did not have a material effect on our financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), Share-Based Payment ("SFAS 123R"). SFAS 123R is intended to provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of shared-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R replaces FASB Statement No. 123, Accounting for Stock-Based Compensation, and supersedes APB Opinion No. 25, Accounting for Stock Issued to Employees. FSAS No. 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, the original SFAS 123 permitted entities the option of continuing to apply the guidance in APB Opinion 25 as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair value-based method been used. Public entities that are small business issuers will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after December 15, 2005. We have evaluated the impact of the adoption of SFAS 123R and do not believe the impact will be significant to our overall results of operations or financial position.

In December 2004, FASB issued SFAS No.153, Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. FASB believes that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. We have evaluated the impact of the adoption of SFAS 153 and do not believe the impact will be significant to our overall results of operations or financial position.

In November 2004, FASB issued SFAS No. 151, Inventory Costs, an amendment of ARB No. 43, Chapter 4 ("SFAS 151"). The amendments made by SFAS 151 clarify that abnormal amounts of idle facility expense, freight, handling costs, and wasted materials (spoilage) should be recognized as current-period charges and require the allocation of fixed production overheads to inventory based on the normal capacity of the production facilities. The guidance is effective for inventory costs incurred during fiscal years beginning after June 15, 2005. Earlier application is permitted for inventory costs incurred during fiscal years beginning after November 23, 2004. We have evaluated the impact SFAS 151 and do not believe that its impact will be significant on our overall results of operations or financial position.


RESULTS OF OPERATIONS


Results of Operations for the Three Months Ended March 31, 2005 and March 31,
2004

Net revenues for the three months ended March 31, 2005 were approximately $69,000, all of which was generated by ADS, as compared to $50,000 for the three months ended March 31, 2004, which also was generated by ADS. Although NPI has entered into several strategic relationships which allows for the marketing of its products, the marketing of NPI's products will not commence until the third and fourth quarters of 2005. No assurance can be given that such marketing arrangements will generate any revenue to us. ADS has begun to recover from the loss of its former largest client, which now outsources its administration of trust funds overseas.

Operating expenses for the three months ended March 31, 2005 were approximately $619,000, of which $219,000 was generated by NPI, $29,000 was generated by us, and $108,000 was generated by ADS. Additionally, there were expenses related to the issuance of shares to consultants in the amount of $105,000 and the amortization of deferred compensation of $158,000. Operating expenses for the three months ended March 31, 2004 were $374,000, of which $198,000 was generated by NPI, $31,000 was generated by us and $145,000 was generated by ADS. The operating loss from continuing operations for the three months ended March 31, 2005 was $1,677,000, of which $272,000 was incurred by NPI, $29,000 was incurred by us and $39,000 was incurred by ADS, with the remainder related to expenses incurred in connection with the issuance of shares of our common stock to consultants in the amount of $105,000, expense relating to the write-down of deferred financing costs of $126,000 on the settlement of our 10% Senior Subordinated Secured Promissory Notes in the aggregate principal amount of $795,000 and accrued interest of $185,000 in exchange for 2,936,890 shares of our common stock and a debt conversion charge of $933,000, the amortization of deferred compensation of $158,000 and the accretion of the debt discount of $15,000. The loss from continuing operations for the three months ended March 31, 2004 was $351,000, of which $116,000 was incurred by NPI, $92,000 was incurred by us and $143,000 was incurred by ADS. Although NPI has yet to generate any meaningful revenues, we continue to incur losses related to our existing infrastructure which costs approximately $ 100,000 in salary expense each quarter and expenses related to our public entity including but not limited to legal fees of $ 15,000 per quarter and accounting fees of approximately $22,500 per quarter.

Interest expense for the three months ended March 31, 2005 was approximately $194,000, as compared to interest expense for the three months ended March 31, 2004 of $27,000. Interest expense is derived by the costs of borrowing funds and the amortization of debt discounts. Included in interest expense for the three months ended March 31, 2005, is $126,000 relating to the write-down of deferred offering costs relating to the settlement of 10% Notes in the aggregate principal amount of $795,000 and $15,000 relating to the accretion of debt discount.

As a result of the foregoing, we incurred a net loss of $1,677,451 for the three months ended March 31, 2005, or $0.13 per share, as compared to a net loss of $406,130 for the three months ended March 31, 2004, or $0.05 per share.

Year Ended December 31, 2004 and 2003

Net sales for the year ended December 31, 2004 were $240,808, of which $2,177 was generated by NPI, and $238,631 was generated by ADS. Although NPI has entered into several strategic relationships which allows for the marketing of its products, the marketing of NPI's products will not commence until the second quarter of 2005. In preparing for this effort, NPI has increased its employee, marketing and consulting costs. Walker continued to see a drastic deterioration in its revenues as the professional photography industry migrates to the use of digital imagery from film which resulting in the closing of Kelly Color, the sale of its assets, and the placing of its building for sale. ADS has still been unable to recover from the loss of its largest client, Service Corporation International, which now out-sources its administration of trust funds overseas.

Cost of sales for the year ended December 31, 2004 and 2003 was included in discontinued operations. Kelly Color no longer operates the photographic lab, has sold its assets and has placed the building which has housed the photographic lab up for sale.

Operating expenses for the year ended December 31, 2004 were $1,863,707, of which $1,173,517 was incurred by NPI, $141,860 was incurred by Walker and $548,330 was incurred by ADS. For the year ended December 31, 2003, operating expenses were $1,748,711, of which $675,608 was generated by NPI and $1,073,103 was generated by ADS.

The operating loss from continuing operations for the year ended December 31, 2004 was $1,622,899, of which $1,171,340 was incurred by NPI, $141,860 was incurred by Walker and $309,699 was incurred by ADS. The loss from discontinued operations, all of which was incurred by Kelly Color was $61,995. The loss from continuing operations for the year ended December 31, 2003 was $1,021,969, of which $788,574 was incurred by NPI and $233,395 was incurred by ADS. Although NPI has yet to generate any meaningful revenues, we continue to incur losses relating to increased marketing, sales, infrastructure, technology to prepare for potential sales to commence in the second quarter of 2005. We reduced the amount of labor costs at ADS after the loss of our largest client. However, ADS incurred substantial losses in 2004.

Interest expense for the year ended December 31, 2004 was $239,325, as compared to an interest expense for the year ended December 31, 2003 of $123,902. Interest expense is derived by the costs of borrowing funds, amortization of debt discounts and penalties related to failures to comply with debt provisions.

As a result of the foregoing, we incurred a net loss of approximately $1,924,219 for the year ended December 31, 2004 or $0.241 per share, compared to a net loss of $1,209,460 for the year ended December 31, 2003 or $0.161 per share. Of the loss for the year ended December 31, 2004, a loss of $1,410,665 may be attributed to NPI, a loss of $141,844 may be attributed to Walker, a loss of $309,715 may be attributed to ADS and a loss of $61,995 may be attributed to the discontinued operations of Kelly Color. Of the loss for the year ended December 31, 2003, $788,574 may be attributed to NPI, a loss of $187,492 may be attributed to Walker and a loss of $233,394 may be attributed to ADS. Of ADS's loss, $174,782 represented a one-time charge related to the impairment of customer lists.

Liquidity and Capital Resources

We had negative working capital of $1,104,435 at March 31, 2005, compared to a working capital deficit of $8,760 at March 31, 2004. A company's working capital is the amount by which its current assets exceed its current liabilities. A working capital deficiency or negative working capital results when the company's current liabilities exceed its current assets. The decrease in our working capital was a result of our net loss for the three months ended March 31, 2005, which has resulted in a significant reduction in our cash and cash equivalents in addition to the line of credit secured by our Kelly Color building which becomes due in June of this year and increased accrued salary expenses and related benefits.

Net cash used in operating activities was $209,348 for the three months ended March 31, 2005, compared to net cash used in operating activities of $307,114 for the three months ended March 31, 2004. The decrease is primarily attributed to the cost cutting programs and downsizing we initiated during our year ended December 31, 2004. ADS lost its significant customer during the quarter ended September 30, 2003.

There was no net cash used in investing activities for each of the three months ended March 31, 2005 and 2004.

Net cash provided by financing activities was $135,880 for the three months ended March 31, 2005, as compared with $5,029 for the three months ended March 31, 2004. This resulted from proceeds of $201,000 from a sale of convertible bridge notes, reduced by fees paid in connection with the sale of such bridge notes and a partial repayment of $10,000 owed to an officer-stockholder. As of March 31, 2005, $40,000 was owed to this officer-stockholder. Net financing used by the line of credit for the three months ended March 31, 2005 was $6,370 compared to net cash provided by $15,029 for the three months ended March 31, 2004.

As a result of these activities, our cash and cash equivalents decreased to $5,860 as of March 31, 2005, compared to cash and cash equivalents of $ 277,731 at March 31, 2004.

Our recent financing activities included the following transactions:

      o In December 2003, we sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $845,000 and due in December 2006. The proceeds generated from sale and issuance of the 10% Promissory Notes were used for working capital and capital expenditure purposes. The 10% Promissory Notes were originally convertible into shares of our common stock at $0.71 per share through December 5, 2005 and $1.25 thereafter. The subscription agreements pursuant to which we sold the 10% Promissory Notes, required us, among other matters, to register for resale under the Securities Act the shares issuable upon conversion of the 10% Promissory Notes by May 4, 2004. We were obligated, as a result of the failure to register the conversion shares by May 5, 2004, to pay the holders of the 10% Promissory Notes a monthly fee equal to 1.5% of the principal amount of the 10% Promissory Notes for each month or portion, that we failed to cause such registration. We failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares. The 10% Promissory Notes required an interest payment on July 1, 2004 in the aggregate amount of $ 49,057. We failed to remit such interest payment to the holders of the 10% Promissory Notes. The failure to pay such interest payment is an "Event of Default" under the 10% Promissory Notes, although the holders of the 10% Promissory Notes did not give notice to us of such Event of Default. The occurrence of an Event of Default would result in the interest rate on the 10% Promissory Notes to be increased to 12% per annum. We had the right to avoid the declaration of an Event of Default due to the failure to tender the July 1, 2004 interest payment by issuing the holders additional shares of our common stock at the per diem rate of .003125 shares for every $1.00 of principal or an aggregate of 2,640.625 shares per day. The 10% Promissory Notes also prohibited additional borrowings by us, from any source, without the prior approval of the placement agent for the 10% Promissory Notes or the holders of a majority of the aggregate principal amount of the 10% Promissory Notes. In May and August of 2004, we borrowed an aggregate of $250,000. Further, we borrowed an additional $62,500 from an officer/stockholder. In October 2004, we offered to the holders of the 10% Promissory Notes one share of our common stock for each $.30 of principal evidenced by the 10% Promissory Notes and one share of our common stock for each $ .23 of accrued interest due under the 10% Promissory Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Promissory Notes. We agreed to (a) use our best efforts to expeditiously register for resale the shares that the holders of the 10% Promissory Notes would receive in such exchange and (b) issue additional shares to the holders in the event that we issued shares to certain third parties for consideration less than $.30 at any time prior to December 4, 2006. In January 2005, the holders of 10% Promissory Notes aggregating $795,000 in principal amount exchanged their 10% Promissory Notes and related rights, including rights to receive accrued interest and fees for the failure to register the conversion shares underlying their 10% Promissory Notes, into a total of 2,936,890 shares of our common stock. We will record a debt conversion expense in the first quarter of our fiscal year ending December 31, 2005 based upon the value of the additional common stock that we issued as a result of reducing the conversion price upon consummating the offer of exchange.

      o In July 2002, we entered into a credit facility with a bank consisting of a $150,000 secured line of credit with interest payable monthly at the bank's prime rate plus 1.25%, expiring on July 3, 2004. The line of credit was modified in June 2004 and, as modified, requires monthly payments of $1,225.00, commencing on July 21, 2004 with a final payment due on June 21, 2005. There was $145,612 outstanding under this line of credit as of December 31, 2004. As of March 31, 2005, the amount outstanding under this line of credit was reduced to $143,350. The line of credit is collateralized by property we own that is located in North Carolina and was formerly utilized in the operations of our discontinued Kelly Color operations.

      o In May 2004, we sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of our common stock at an exercise price of $ .71 per share. The fair value of these warrants is $35,000 using the Black Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of the promissory note. In August, 2004, the due date of such promissory note was extended to no later than January 2, 2005 and the exercise price of the warrants was reduced to $.45. The maturity date of this note has not been further extended and, as of March 31, 2005, the principal amount due under the note remains at $125,000.

      o In July 2004, Mitchell S. Segal, our president, chief executive and financial officer and a stockholder, advanced the Company $50,000.00. In December 2004, this officer and stockholder advanced to us an additional $12,500.00. These advances are non-interest bearing and have no definitive repayment terms. As of March 8, 2005, we repaid the officer and stockholder a total of $22,500.00 of the advances.

      o In August 2004, the due date of a 6% promissory note originally issued by NPI prior to March 19, 2002 was extended to the earlier of
            (a) the date which is 60 days following the effectiveness of a registration statement under the Securities Act registering for resale the shares of our common stock issuable upon exercise of the warrants sold and issued with the 6% promissory note or (b) January 2, 2005. The consideration tendered by us in connection with the extension of the due date of the 6% promissory note was a reduction in the exercise price of the warrants sold and issued with the 6% promissory note to $.15 per share. In January 2005, the maturity date of the 6% promissory note was extended to December 31, 2005.

      o     In August 2004, we sold and issued, for gross proceeds of $125,000,
            (a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of our Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. the maturity date of this note has not been further extended and, as of March 31, 2005, the principal amount due under the note remains at $125,000.

      o In September and October 2004, we sold $200,000 of our common stock to accredited investors pursuant to Regulation D of the Securities Act of 1933 at a purchase price of $.20.

      o On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. Under this agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued shares of our common stock over a period of up to 24 months. We have the right to control the timing and the amount of stock sold, if any, to Fusion Capital. Pursuant to the agreement, we issued to Fusion Capital, as a commitment fee, 794,702 shares of our common stock. We had previously issued to Fusion Capital 60,000 shares of our common stock upon signing a letter of intent in August 2004. Fusion Capital's purchase of the $6.0 million of our common stock will commence upon the fulfillment of certain conditions, including our obligation to register the shares of our common stock to be acquired by Fusion Capital pursuant to the agreement. Upon completion of this funding, at our sole discretion, we have the right to enter into a new agreement with Fusion Capital covering the sale of up to an additional $6.0 million of our common stock. We are currently in negotiations with Fusion Capital regarding amending certain of the terms of the agreement. We can offer no assurances that the terms of any amendment to our agreement with Fusion Capital will be beneficial to us or that any amendment will be agreed upon by the parties.

As a result of these activities, our cash and cash equivalents decreased to $79,329 as of December 31, 2004, compared to cash and cash equivalents of $597,739 as of December 31, 2003.

We expect to spend approximately $1,000,000 over the next twelve months to fund and expand our business. Approximately $100,000 will be spent by NPI for marketing and technology to assist in the distribution and marketing of its products. ADS will spend approximately $50,000 to upgrade its technology. We also anticipate spending approximately $350,000 to complete proprietary technology of an entity which we intend to acquire.

During the ordinary course of business, we normally do not rely on loans and advances from insiders. However, during 2004, an officer and director lent us a total of $62,500 of which $40,000 remains outstanding. We do, however, rely on other fund raising activities to support our operations and acquisition strategy. We intend to utilize proceeds of the equity financing from Fusion Capital to support our operations.

We are obligated to register a total of 2,936,890 shares for resale of our common stock issued to the former holders of our 10% Senior Secured Convertible Promissory Notes.

Fusion Capital Transaction


On November 24, 2004, we entered into a common stock purchase agreement with Fusion Capital to obtain up to $6.0 million in equity financing from Fusion Capital. Under the agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued Walker Financial common stock over a period of time up to twenty-four months. We have the right to control the timing and the amount of stock sold, if any, to Fusion Capital. Pursuant to this agreement, we agreed to initially issue to Fusion Capital 794,702 commitment shares and 60,000 signing fee shares of our common stock (which shares have been issued). We will pay no cash commitment fee to Fusion Capital to obtain this agreed funding. Funding of the initial $6.0 million would occur over a period of time commencing upon fulfillment of certain conditions. Upon completion of this funding, at our sole discretion, we have the right to enter into a new agreement with Fusion Capital covering the sale of up to an additional $6.0 million of common stock. The parties are currently considering a renegotiation of some or all of the terms pursuant to which this agreement was made. We can offer no assurances of the terms of a new agreement with Fusion Capital or that any agreement will be consummated.


Plan of Operations

We entered the death care pre-arrangement business as a result of our acquisitions of NPI and ADS in March 2002. Through our Kelly Color subsidiary, we acted as a film processor for professional photographers, our historical business since incorporation in 1967. We discontinued the operations of Kelly Color in February 2004.

NPI anticipates generating revenues from the sale of pre-need and final expense insurance policies and earning insurance commissions from the sale of such insurance products. The insurance commissions are to be paid by the insurance companies which create and issue these policies. ADS earns administrative fees on the administration of pre-need funds in trust which are paid by the trust.

NPI is the subsidiary from which we plan on achieving much of our growth. NPI has entered into various strategic relationships and selling agreements which will allow it to market its products to a number of individuals. Although NPI's agreements allow it to market its products to over 3 million individuals, the timing of when the marketing occurs is subject to the decisions of both our strategic partners and the ultimate client groups. As a result, NPI's marketing efforts have not commenced even though agreements have been executed as discussed. NPI has recently been advised that one of its strategic partners will commence marketing its products to a 15,000 member union in April 2005. Additionally, NPI has been informed that another partner will commence the marketing of NPI's products in April 2005.

Most of the marketing that currently is planned for NPI's products is marketing that directs potential consumers to our enrollment website, as well as our partner's web enrollment site. Although the internet has seen a significant level of growth in use for the sale of various products, the use of the internet for the sale of voluntary benefit products is relatively new. We will closely monitor the response rate to our enrollment and marketing strategy.

NPI originally sought to acquire direct third party marketers of pre-arranged death care that marketed pre-arranged death care services primarily by direct mail, as well as operating the pre-arrangement office in many funeral home locations. We have since changed our focus to focus on potential acquisitions in the employee benefit and work-site marketing areas which allow for the cross-selling of our products, in addition to other businesses which market products and services which benefit the baby boomer and senior population segments.

ADS is currently seeking to increase the amount of pre-need trust monies it currently administers. Currently, ADS administers approximately $40 million in trust funds. In September 2003, ADS lost a significant source of revenues when its biggest client, Service Corporation International, the largest funeral home and cemetery operator in the country, removed approximately $70 million of trust assets that ADS administered and sought administration of such assets overseas. SCI removed all trust assets under administration from a variety of outside vendors such as ADS. As a result, ADS has increased its efforts to administer trust funds held by various state funeral association trusts, establish and market master trusts to the independent funeral home community and to acquire existing trust administration companies.

There can be no assurance that we will achieve successful and profitable results from our distribution and marketing efforts or that we will be able to complete acquisitions within the work-site marketing and employee benefit sectors.


We intend any acquisitions to be accomplished through issuances of stock, debt and cash, or a combination of such forms of consideration. Accordingly, any future merger or acquisition may have a dilutive effect on our stockholders as of the time of such mergers and acquisitions. Additionally, our ability to accomplish any future acquisitions may depend on our cash position, our ability to raise capital, the stock price of our common stock, and our ability to service any debt we may incur.

We believe that our operating results may fluctuate greatly quarter to quarter due to several factors, including the success of our merger and acquisition strategy and the impact of any increases in our results of operations as we pursue new business in the death care services industry.


There also can be no assurance that we will be successful in consummating any of our plans. To the extent that we are unsuccessful in our plans to increase our cash position, we may find it necessary to further curtail some of our operations and possible future acquisitions. These matters raise substantial doubt about our ability to continue as a going concern. However, such financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. Such financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should we be unable to continue as a going concern.

Recent Developments

On April 7, 2005, we entered into a purchase agreement to acquire 90% of the issued and outstanding stock of Disability Access Consultants, Inc. from its sole shareholder, Barbara Thorpe, for a total of $2 million, $1 million of which payable in cash and the remainder by a secured promissory note. This agreement was subsequently terminated.

                                    BUSINESS

GENERAL


We entered the marketing of funeral funding products through our merger in March, 2002 with National Preplanning and American DataSource. We were was previously engaged in non-digital photographic development.

We create, provide and market death care financial service products, currently focusing on prearrangement or pre-need products. Prearrangement and pre-need products allow individuals to secure the funding for and in some instances the goods and services for their future funerals prior to their deaths. In connection with our pre-need funding products we sell, as agent, life insurance policies in amounts from $3,000 to $15,000, which upon an individual's death is used for the payment of his or her funeral costs. An individual may also freeze or guarantee the price of the future funeral by prearranging it. This process entails individuals choosing, prior to their deaths, such items as the type of interment process they desire (burial or cremation), visitation and religious services at the funeral parlor or elsewhere and the type of casket and other goods and services that they desire to be utilized in connection with the funeral.

We market our products to corporations, unions, and affinity groups that may offer these products as a voluntary or contributory benefit to their employees or members much like they offer health insurance, life insurance, dental insurance and legal plans. We currently sell pre-need insurance policies that are similar to fixed pay whole life insurance policies accompanied by an inflation rider. An inflation rider ensures that the policy value grows over time, and acts as a hedge against inflation and rising funeral prices. The policy may be assigned to a funeral home when a prearrangement contract is executed, which would use the proceeds of the policy to cover the costs of the funeral that has been arranged in accordance with the decedent's prior arrangement. If a prearrangement is not made, the policy proceeds may be used by the decedent's beneficiaries to cover the costs of the decedent's funeral at the time of death.

Our subsidiary, National Preplanning, Inc., has entered into a number of third party marketing agreements with larger and more established insurance agencies that sell a variety of other insurance products to market our pre-need funding products to employees in the workplace, individuals belonging to unions and various associations. These marketing agreements allow National Preplanning to market its products to a wider audience in return for the sharing of commissions.

Our other subsidiary, American Datasource, Inc., administers funds in trust accounts that are used for the payment of prearranged funerals upon the death of an individual. A trust account is created by an individual entering into a prearrangement contract with a funeral director. Instead of funding a prearrangement with a pre-need insurance policy, an individual places funds into a trust account. This account is professionally managed by an independent third party and the account is assigned to the funeral home and used to cover the decedent's funeral costs. American DataSource issues annual reports on the funds in each trust account. It also administers the funds upon an individual's death to ensure that they are used for the purpose of paying for the funeral expenses.

In addition, in the future we may add other employee benefit products and services that benefit the baby boomer and senior populations. Products may include other insurance related products such as disability insurance, long-term care legal plans and other voluntary benefits.

National Preplanning

National Preplanning is our marketing arm and primary face to the end consumer. Through this business unit, we cultivate corporations, unions, affinity groups and their employees and members as clients for our final expense and pre-need insurance products. In addition, National Preplanning has entered into third party sales and marketing agreements with firms that will become distribution channels for our products. The firms range from insurance agencies to enrollment firms (firms which enroll individuals in various insurance programs) which market and sell a variety of insurance and benefit products to the same corporate, union and association clients that we seek to sell our product to. National Preplanning provides these marketing channels with marketing materials and private labels our web based enrollment site in their name as they introduce our products to these clients in conjunction with the existing products which they already sell to them. National Preplanning shares insurance commissions with these marketing partners upon the sale of a National Preplanning product.

To support its marketing efforts and to provide end consumers an easy-to-use self-service environment, National Preplanning has developed a technology platform that allows an individual to choose a selection of death care funding options services in a matter of minutes over the Internet. This technology lends itself to the worksite and affinity marketing strategy we employ.

In an effort to provide potential consumers more value upon the purchase of one of the final expense or pre-need insurance products that we sell, National Preplanning seeks to enter into arrangements with funeral homes whereby we can direct purchasers of funding products to funeral homes which will not only use the funding purchased to allow them to secure a prearranged funeral but also to offer them a discount of ten percent. To this end, National Preplanning has entered into an agreement with Stewart Enterprises, the third largest funeral home operator to accept the funding purchased against a prearrangement that they purchase from Stewart Enterprises. Consequently, National Preplanning does not sell any death care or funeral service packages directly but rather sells a life insurance product that is used to fund such a person that is purchased from a funeral home directly.

In addition, National Preplanning intends to productize the prearrangement product offering within the next year. This strategy will enable National Preplanning to reach the general market simultaneous with the worksite and affinity marketing strategy currently being pursued. This effort would involve the creation of a self-planning software kit comprised of CD-ROM and instruction booklet. This portable product could be distributed to employee and affinity members nationally in conjunction with National Preplanning's worksite and affinity marketing campaigns. In addition, this product would enable National Preplanning to achieve broad consumer market distribution through retailers and reach individuals nationwide, as a shrink-wrapped financial services software product. The CD-ROM would provide consumers with general information about funeral planning and prearrangement products along with and web-links to National Preplanning for product fulfillment.

On June 1, 2004, NPI entered into a strategic pre-need sales and marketing agreement with Hilb Rogal & Hobbs Insurance Services of Northern California which will allow NPI to begin marketing funeral pre-arrangement to the employees and affiliates of businesses belonging to the California Chamber of Commerce. The California Chamber of Commerce represents approximately 12,000 businesses having over 2.3 million employees. NPI has been told that HRH will commence marketing NPI products in the near future. There is no minimum cash commitment relating to this agreement.

On June 15, 2004, NPI received the approval to market its products to the members of the Benefit Marketing Association, an organization of over 3,200 corporate and individual members engaged in the marketing of benefits that involve the relationship between an employer and their employees, a business and their customers and an organization and their members. NPI's marketing to the members of the Benefit Marketing Association commenced in the third quarter of 2004 and is expected to continue for at least the following three fiscal quarters. There is no minimum cash commitment relating to this agreement.

On August 16, 2004, NPI entered into a pre-need sales and marketing agreement with L.F.A. Insurance Services, Inc., an insurance agency specializing in group benefits having over 200 clients with over 5,000 total members. LFA will commence marketing NPI's products in the second quarter of 2005. There is no minimum cash commitment relating to this agreement.

On October 6, 2004, NPI entered into a Supplier Agreement with Motivano, Inc. Motivano is a technology -based seller of voluntary benefits to approximately 1,000,000 employees of companies that offer Motivano's products. Under this agreement, commencing in April 2005, NPI's products will be included in Motivano's offerings to such employees. There is no minimum cash commitment relating to this agreement.

On December 8, 2004, we established an advisory board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The advisory board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. On December 14, 2005, Mr. Jack Kwicien became the first member of our advisory board. Mr. Kwicien has over 30 years of executive management and entrepreneurial experience in the insurance and work-site marketing arenas. Mr. Kwicien is currently the managing partner of Daymark Capital Advisors, a consulting and investment banking firm with expertise in benefits administration, human resource services and work-site marketing of property and casualty insurance, health insurance and financial services products in the United States. Mr. Kwicien is the founder of Rewards Plus, a national employee benefits company that leverages internet technology and work-site marketing strategies to deliver core and voluntary benefits to employers and employees. We granted Mr. Kwicien a three-year option to purchase 6,000 shares of our common stock upon his joining our advisory board, which shares become exercisable ratably over the first twelve months following grant. Mr. Kwicien is to receive an additional three-year option to purchase 1,000 shares of our common stock for each advisory board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Kwicien have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement.

On December 15, 2004, NPI entered into a pre-need sales and marketing agreement with The Parker Group Insurance Services, an independent enrollment firm assisting brokers and their clients in developing, educating, communication and delivering employee benefit packages. The Parker Group will commence marketing NPI's products to its union clients in the second quarter of 2005. There is no minimum cash commitment relating to this agreement.

On January 6, 2005, NPI entered into a pre-need sales and marketing agreement with the Christian Benefit Association. Under this agreement, the association will market NPI products to its membership, primarily through online enrollment. There is no minimum cash commitment relating to this agreement.

On January 13, 2005, Jim Ouimet joined our advisory board. Mr. Ouimet has approximately 30 years of experience in the insurance industry of which 20 years has been devoted to work-site marketing. Mr. Ouimet is Chairman and CEO of the James Group, LLC, an insurance sales and marketing consulting organization he founded in 1995. Mr. Ouimet is part owner and a director of the National Association of Professional Enrollment Specialists (a/k/a The Benefit Marketing Association), an insurance industry work-site marketing focused association. In 2000, he was inducted into the International Work-site Marketing Hall of Fame. We granted Mr. Quimet a three-year option to purchase 6,000 shares of our common stock upon his joining our advisory board, which shares become exercisable ratably over the first twelve months following grant. Mr. Quimet is to receive an additional three-year option to purchase 1,000 shares of our common stock for each advisory board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Quimet have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement

American DataSource, Inc.


American DataSource was formed in 1984 as a provider of trust administrative services to independent funeral homes across the United States. American DataSource was combined with National Preplanning and merged into Walker International Industries (our predecessor), a public company, in March, 2002.

American DataSource utilizes its a proprietary software system to administer pre-need funeral and cemetery trust funds of independent and corporate owned funeral homes and cemeteries throughout the United States. American DataSource currently administers over $40 million in pre-need assets.

The trust administration business consists of detailed record keeping, management of all contracts between the funeral provider and the customers, allocations of trust earnings and expenses to the individual participants in the trust, tax reporting, and reconciliation of the trust statement to the books on a monthly basis.

American DataSource achieves revenues by generating trust administration fees on prearranged monies funded through trust. We view the administration market of these assets as a growth vehicle while simultaneously enabling us to differentiate ourselves from our competitors by offering full-service funding options.


Although prearranged funerals are funded through either the purchase of a final expense or pre-need insurance policy or by placing monies in trust, National Preplanning's marketing efforts are primarily focused on the marketing and selling of insurance. American DataSource seeks to market its services directly to funeral homes and funeral home associations as opposed to direct to consumer marketing by having consumers fund their prearrangements by placing monies in trust.

Advisory Board

On December 8, 2004, we established an advisory board that will be composed of distinguished professionals from the insurance, employee benefit and investment banking communities. The advisory board will serve as a resource to our executive team and will provide input relating to strategic direction, the development of key strategic relationships and the company's future growth plans. On December 14, 2005, Mr. Jack Kwicien became the first member of our advisory board. Mr. Kwicien has over 30 years of executive management and entrepreneurial experience in the insurance and work-site marketing arenas. Mr. Kwicien is currently the managing partner of Daymark Capital Advisors, a consulting and investment banking firm with expertise in benefits administration, human resource services and work-site marketing of property and casualty insurance, health insurance and financial services products in the U.S. Mr. Kwicien is the founder of Rewards Plus, a national employee benefits company that leverages internet technology and work-site marketing strategies to deliver core and voluntary benefits to employers and employees. We granted Mr. Kwicien a three-year option to purchase 6,000 shares of our common stock upon his joining our advisory board, which shares become exercisable ratably over the first twelve months following grant. Mr. Kwicien is to receive an additional three-year option to purchase 1,000 shares of our common stock for each advisory board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Kwicien have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement.

On January 13, 2005, Jim Ouimet joined our advisory board. Mr. Ouimet has approximately 30 years of experience in the insurance industry of which 20 years has been devoted to work-site marketing. Mr. Ouimet is Chairman and CEO of the James Group, LLC, an insurance sales and marketing consulting organization he founded in 1995. Mr. Ouimet is part owner and a director of the National Association of Professional Enrollment Specialists (a/k/a The Benefit Marketing Association), an insurance industry work-site marketing focused association. In 2000, he was inducted into the International Work-site Marketing Hall of Fame. We granted Mr. Quimet a three-year option to purchase 6,000 shares of our common stock upon his joining our advisory board, which shares become exercisable ratably over the first twelve months following grant. Mr. Quimet is to receive an additional three-year option to purchase 1,000 shares of our common stock for each advisory board meeting attended. The shares underlying these options will become exercisable six months from their respective grants. All of the options granted or to be granted to Mr. Quimet have or will have an exercise price equal to the closing price of our common stock on the effective date of grant. There is no minimum cash commitment relating to this agreement


STRATEGY

Worksite and Affinity Marketing


Prearranged funeral products were traditionally marketed out of funeral homes through local direct mail advertising campaigns. We believe, however that we can gain greater market traction and penetration into the consumer marketplace by marketing prearranged funerals as a voluntary benefit that an employer, union, or other affinity group may offer to its employees or members. A variety of insurance products are not marketed through these channels.

Worksite and affinity marketing is largely comprised of the sale of voluntary benefits through employers or affinity groups. This marketing strategy has seen enormous growth in the past few years for several reasons. From a product provider's standpoint, worksite/affinity marketing reduces customer acquisition costs, improves sales conversion ratios ( i.e. the amount of sales that occur as a percentage of the target population), allows for effective customer targeting and segmentation, reduces customer maintenance costs, and increases customer retention. We believe our use of worksite and affinity marketing strategies for our final expense and prearrangement products will provide us with these same benefits.

From an employer or affinity group perspective, the opportunity to offer products to its employees and members at no cost has been highly valued. It is an easy way to offer more value to employees or members at no cost. As a result, the scope of these voluntary product offerings has grown dramatically, but still does not appropriately address death care products and services.


Target Market Characteristics:  Age and Income Segments


Prearrangement products have historically been marketed to individuals who are 65-85 years of age. However, based upon the graying baby boomer population, we believe there is an opportunity to expand this age bracket to include the aging Baby Boomer market (consumers aged 45-65) as these indivduals address their personal financial and retirement needs. We believe aging Baby Boomers have a higher likelihood to purchase funeral related and pre-need products because Baby Boomers typically: 1) seek out customized products and services; 2) desire to control all aspects of their lives; and 3) are independent thinkers and develop their own ideas. The pre-need product fits well with these traits. Considering these facts, we define our target market broadly as those individuals aged 45-85 spanning the Baby Boomer and senior markets.


Based upon market intelligence gained in our past and current marketing efforts, we believe our products are best suited for middle to lower income individuals (adjusted gross income of $35,000 to $75,000) with a minimal to moderate level of financial sophistication. In addition, the pre-arrangement product is well received by individuals who are methodical self-planners as well as those who have witnessed the financial and emotional hardships placed on those who have made funeral arrangements for recently deceased loved ones. Further, National Preplanning's products appeal to savers as well as business-minded individuals who realize that making funeral arrangements is a very emotional process and want to ensure those planning their funeral are not taken advantage of at a time when they are vulnerable. Finally, National Preplanning's products may appeal to people who choose to assemble their own financial plan without employing the services and incurring the fees of a financial planner.

DISTRIBUTION


National Preplanning is a wholesaler of final expense and pre-need insurance. The products are for the most part identical except that a pre-need insurance policy is assigned to a particular funeral home in conjunction with a prearrangement contract with that funeral home at the time of issuance as opposed to a final expense policy which may or may not be assigned to a particular funeral home. As a wholesaler, National Preplanning does not have a direct field sales force and has created relationships with agents, brokers and other intermediaries that currently sell voluntary products into large affinity groups. These agents and brokers become licensed under National Preplanning's managing general agency and then resell the prearrangement products on National Preplanning's behalf. The parties share commissions upon a sale.


Aggregators


Another key component of National Preplanning's marketing strategy involves striking relationships with organizations that have aggregated large pockets of National Preplanning's targeted clients. These organizations are unions, associations, financial institutions, churches and/or employers.


Benefits Delivery Companies


In order to reach employee populations, National Preplanning has partnered with benefits administration firms that also offer their clients a portfolio of optional benefits. Benefit administration firms are basically insurance agencies that solely use a web based platform for the distribution, administration and enrollment of core and voluntary benefits to employees on behalf of their employers. This will directly integrate the pre-need product with the benefits delivery platform, which enables National Preplanning to penetrate thousands of worksite locations.


Online Distribution Partnerships

National Preplanning may also establish marketing partnerships with established online insurance marketplaces for the distribution of pre-need products. As National Preplanning pursues this strategy, it will initiate discussions with large, established sites that have proven consumer traffic volume that fits the demographic profile of the National Preplanning consumer population.

INDUSTRY


In the U.S., there were 2.4 million deaths in 2000, an increase of more than 250,000 deaths over 1990 totals, due in large part to the population growth and the increasing age of the population. (Journal of American Medical Association, 291:10). Thus, despite increases in life expectancy and improvements in healthcare, the prearrangement of death care services is expected to rise at a rate of one percent annually. In addition, because the market focus of the death care industry is on one of life's certainties, the industry is not exposed to a significant risk of recession and, based on third party projections, is expected to continue to grow steadily.

This growth rate is, in part, due to the graying "Baby Boomer" generation, which has, and will continue to have, a tremendous effect upon the death care industry for the next 20-30 years. This generation includes 78 million Americans born between 1946 and 1965 and represents nearly 30% of the total U.S. population. (Funeral Wire, May 17, 2005)


Baby Boomers have changed the death care industry in several key ways. First, they have demanded more personalized service from funeral service providers. Second, they have pushed for the ability to pre-arrange funerals and finally, they have shown more interest in cremation. These changes have led to a significant shift in death care industry offerings.


Specifically focusing on prearrangements, historically these products were marketed out of funeral homes through local direct mail advertising campaigns. The product emerged as a new revenue stream for funeral service providers who were looking to expand revenue and capitalize upon "pre-event" marketing. Today, the aging of the "baby boomer" population is expected to increase the demand for prearrangement services for the next 20-30 years.


COMPETITION


The death care industry is highly competitive, although we believe that there is no other company in the industry with a business model substantially identical to ours. However, we face substantial competition in all aspects of our current business. Our competitors may be deemed to include insurance companies, captive distribution systems of insurance companies, independent insurance intermediaries and boutique broker-general agents. To a small degree, we also will compete with individual and corporate funeral homes that act as agents for insurance companies and trust administrators.

Various death care industry constituents, insurance companies and insurance agencies and agents market various forms of final expense and prearrangement products. Walker Financial believes, however, that its strategy of marketing these products to corporations, unions and associations is unique based upon its knowledge of existing industry competition. Although our company might have a head start in going after this client base there is nothing to prevent our competitors from using this marketing strategy. Additionally our efforts have revealed that we are subject to the timing and desire of our marketing partners as to when they wish to commence the marketing of our products.

Our general impression is the average life insurance agent believes that funeral costs can be covered by life insurance products and, as a result, National Preplanning's products are not needed. This may affect the amount of marketing agreements we may ultimately be able to enter into. However, it is important to point out that a level term policy generally does not include an inflation rider (previously defined) and the pre-need policy sold by us does include such a rider. Similarly, financial planners may advocate that consumers prepare financially for their own funeral costs by purchasing low risk investments that offer better yields than National Preplanning products.

Traditional insurance agents and brokers may become valuable distributors of National Preplanning products after they receive more education on these products. We believe that insurance agents/brokers as well as financial planners will particularly appreciate the funeral rate lock feature of National Preplanning products, which differentiates this offering from other financial products.

Provider Funeral Homes (Independent and Conglomerate)

Independent and conglomerate funeral homes alike are attempting to market prearrangement products today. We do not view these groups as competitors. Rather, we believe that National Preplanning can become a marketing infrastructure that can be utilized by either independent or conglomerate funeral homes to improve their ability to achieve revenues from the sale of prearrangement products. Our marketing infrastructure enables independent and conglomerates alike to achieve their key goals - increasing market share in their respective geographic regions while reducing internal costs associated with marketing and administration. As a result, we view these two groups to be potential fulfillment partners. In fact, this is a significant differentiator for us as we seek to aggressively expand our network of participating funeral home providers.

Other Competitors


To the extent that third party marketers, insurance agencies, banks, trust companies, administrators and/or software companies enter the prearrangement market, we expect some competition from these arenas. However, we believe our structure, product mix, marketing strategy, and business partners will enable us to gain market traction more quickly.


REGULATION

State insurance laws grant supervisory agencies, including state insurance departments, broad regulatory authority. These supervisory agencies regulate, among other things, the licensing of insurance brokers and agents, regulation of the handling and investment of third-party funds held in a fiduciary capacity and the marketing practices of insurance brokers and agents, in the context of curbing unfair trade practices. This continual reexamination may result in the enactment of laws and regulations, or the issuance of interpretations of existing laws and regulations, that adversely affect our business. More restrictive laws, rules or regulations may be adopted in the future that could make compliance more difficult and expensive.


We are required to be licensed to engage in the insurance agency and brokerage business in most of the jurisdictions where we do business. We currently have been licensed in the following jurisdictions:

      o     California,
      o     Florida,
      o     Illinois and
      o     New Jersey.

The insurance laws and regulations of all United States jurisdictions also require individuals who engage in agency, brokerage and certain other insurance service activities to be licensed personally. These laws and regulations also govern the sharing of insurance commissions with third parties. We believe that any payments made by or received by us are in compliance with applicable laws and regulations. However, should any regulatory authority take the position, and prevail, that certain payments by us violate the insurance laws and regulations relating to the payment or sharing of commissions, that regulatory authority could require that we stop making or receiving those payments or that the entities receiving or making those payments become licensed. In addition, if this were to occur, the regulatory authority could impose fines or penalties on us. We believe, however, that we could continue to operate our business by requiring that these entities be licensed or by making payments directly to licensed individuals.

                                    EMPLOYEES

We currently have eight full time employees, with two in management, two in business development and sales and four in administration. Currently, there exists no organized labor agreements or union agreements between our employees and us. We believe that our relations with our employees are good.


We have entered into consulting agreements with a variety of industry professionals which call for the introduction by them to potential marketing partners that may be interested in distributing our products to their customers.

                            DESCRIPTION OF PROPERTIES

We maintain our principal office at 990 Stewart Avenue, Suite 60A, Garden City, New York 11530. Our telephone number at that office is (516) 832-7000 and our facsimile number is (516) 832-7979. We lease 1,700 square feet of office space at our principal office. The monthly rent is $2,400. In addition, our wholly-owned subsidiary, American DataSource, leases offices located at 13111 Norwest Freeway - Suite 100, Houston, Texas 77040. These offices contain approximately 3,000 square feet and are leased from an unaffiliated third party for a monthly base rental of approximately $3,000. The lease expires in June 2005. We believe that our current office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

                                LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS


Name                    Age      Position
--------------------------------------------------------------------------------
James M. Lucas, Sr.     57       Chairman of the Board of Directors

Mitchell S. Segal       45       President, Chief Executive Officer, Chief
                                 Financial Officer and Director and President of
                                 National Preplanning, Inc., our wholly-owned subsidiary

Peter Walker            58       Director


Directors are elected to serve until the next annual meeting of stockholders and until their successors are elected and qualified. Currently there are three seats on our board of directors. o Currently, our insider Directors are not compensated for their services. Non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter. Officers are elected by the Board of Directors and serve until their successors are appointed by the Board of Directors. Biographical resumes of each officer and director are set forth below.

JAMES M. LUCAS, SR. James N. Lucas, Sr. became our chairman of the board upon completion, and pursuant to the terms, of our acquisition of American DataSource, Inc. in March 2002. Mr. Lucas served as the president of American DataSource from 1999 until January 2004. Mr. Lucas currently is President and Chief Executive Officer of Professional Association Consultants, a third-party marketer operating in the death care industry. From 1990 to 1995, Mr. Lucas served as President and owner of International Funeral Associates, Inc. Mr. Lucas had previously served as President (1990), Executive Vice-President (1988-1989), Vice-President of Sales and Membership (1986-1987) of International Funeral Associates. Mr. Lucas sold International Funeral Associates to a major public insurer in 1995. From 1988 to 1990, Mr. Lucas also served as a Vice-President of Service Corporation International, one of the world's largest funeral home operators. From 1968 to 1986, he was the owner and operator of Lucas Funeral Homes, which consisted of four wholly owned funeral homes and three partially owned funeral homes in Tarrant County, Texas. Lucas Funeral Homes was sold to Service Corporation International in 1986. Mr. Lucas received his Bachelor Degree in Business Administration and a license from the Dallas Institute of Mortuary Services in 1968.

MITCHELL S. SEGAL. Mitchell S. Segal became our president and chief executive officer and a member of our board of directors upon completion, and pursuant to the terms, of our acquisition of National Preplanning Inc. in March 2002. Mr. Segal has served as the president of National Preplanning since its inception in 1999. He has spoken at several national conferences on issues relating to the death care industry. Mr. Segal received a B.A. degree from Boston University in 1981 and a J.D. degree from Hofstra Law School in 1984. He was employed by the accounting firm Arthur Andersen in its tax department from 1984 to 1986. Mr. Segal served as an assistant vice president in the direct investment division of NYLIFE Securities, a subsidiary of New York Life Insurance, from 1986 to 1987. Thereafter, Mr. Segal was a vice president in the realty investment group of Shearson Lehman Brothers from 1987 to 1990. From 1990 to 1998, Mr. Segal was in private practice.


PETER WALKER. Peter Walker served as our president and chief executive officer (from 1984) and chairman of the board (from 1987) of our company until March 2002 when he resigned all of such positions upon completion, and pursuant to the terms, of our acquisition of American DataSource and National Preplanning Inc. in March 2002. Despite such resignations, Mr. Walker continues to serve as a director of our company, which he as been since March 2002 Between 2002 and February 2004, Mr. Walker served as president of Kelly Color Laboratories, Inc., our wholly-owned subsidiary. From 1977 to 1984, Mr. Walker was executive vice-president, secretary and a director of our company.


Audit Committee

We do not have an Audit Committee. Our board of directors performs some of the same functions of an Audit Committee, such as: recommending a firm of independent certified public accountants to audit the annual financial statements; reviewing the independent auditors independence, the financial statements and their audit report; and reviewing management's administration of the system of internal accounting controls. We do not currently have a written audit committee charter or similar document.

Compensation Committee

We do not have a Compensation Committee. Our board of directors perform some of the same functions of a Compensation Committee, including setting executive officer compensation.

Nominating Committee

We do not have a Nominating Committee or Nominating Committee Charter. Our board of directors performed some of the functions associated with a Nominating Committee. We have elected not to have a Nominating Committee at this time, however, our Board of Directors intend to continually evaluate the need for a Nominating Committee.

                             EXECUTIVE COMPENSATION

The following table sets forth certain information regarding our CEO and each of our most highly-compensated executive officers whose total annual salary and bonus for the fiscal year ending December 31, 2003, 2002 and 2001 exceeded $100,000:

                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION


                                                             Other
                                                             Annual      Restricted     Options      LTIP
   Name & Principal                Salary        Bonus       Compen-       Stock         SARs       Payouts      All Other
       Position           Year       ($)          ($)        sation ($)   Awards($)       (#)         ($)      Compensation
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Mitchell S. Segal         2004    210,000          0            0            -            -            -             -
  President, CEO          2003    200,000          0            0            -            -            -             -
  and CFO (1)             2002    156,923          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------
Peter Walker              2004    100,000          0            0            -            -            -             -
  President of            2003    100,000          0            0            -            -            -             -
  Kelly Color             2002    100,000          0            0            -            -            -             -
------------------------ ------- ------------ ------------ ------------ ------------- ----------- ------------ --------------


(1) Mr. Segal became our president and chief executive officer in March 2002 and our chief financial officer in October 2002.

Stock Option Plans

In September 2002, our stockholders approved our 2002 Equity Incentive Plan. Our executive officers are eligible to receive awards under this plan.

Option/SAR Grants in Last Fiscal Year

None.

Employment Agreements

Mitchell Segal

We have entered into an employment agreement with Mitchell Segal to serve as our president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, we paid Mr. Segal an annual base salary of $220,000 for 2004, with annual increases of not less than $10,000, plus annual bonuses equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of our net income, provided our net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with us is terminated by us except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by our board of directors.


Mr. Segal's employment agreement provides for him to be paid his salary:

      o for a six-month period following his termination due to a disability; and

      o for the entire remaining employment term in the event his termination is otherwise than for cause or disability.

Peter Walker


We entered into an employment agreement with Peter Walker through March 18, 2012. Under Mr. Walker's employment agreement, we will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business. Mr. Walker's employment agreement does require us to use our best efforts to cause Mr. Walker to be nominated for election to our board of directors during the term of Mr. Walker's employment agreement.


      Mr. Walker's employment agreement provides for him to be paid his salary:

      o     for a two year period following his termination due to a disability;
            and

      o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be

      o     in the seventh year, 150% of his salary at the time of termination,

      o in the eighth year, 200% of his salary at the time of termination, in the ninth year, 250% of his salary at the time of termination, and

      o     in the tenth year, 300% of his salary at the time of termination.



As of December 31, 2004, we were in arrears under Mr. Walker's employment agreement in the amount of $32,964.

Director Compensation

We currently do not have in effect a policy regarding compensation for serving on our board of directors. However, we do reimburse our directors for their reasonable expenses incurred in attending meetings of our board and our non-employee directors are entitled to receive automatic grants of options to purchase 7,150 shares of our common stock upon first becoming a director of our company and annually thereafter.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS


In July 2004, Mitchell S. Segal, our president, chief executive and financial officer and a stockholder, advanced the Company $50,000.00. In December 2004, this officer and stockholder advanced to us an additional $12,500.00. These advances are non-interest bearing and have no definitive repayment terms. As of March 8, 2005, we repaid the officer and stockholder a total of $22,500.00 of the advances. As of March 31, 2005, we owed Mr. Segal approximately $40,000.


Our previous executive offices were located at 370 Old Country Road - Suite 200, Garden City, New York 11530. These offices were provided rent-free pursuant to an oral arrangement with the Whitmore Group, LLC, an entity in which the principal owner is James Metzger, one of our former directors. The fair market value of the rent-free arrangement was immaterial to our financial statements.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


The following table sets forth certain information regarding beneficial ownership of our common stock as of June 28, 2005:


      o by each person who is known by us to beneficially own more than 5% of our common stock;

      o     by each of our officers and directors; and

      o     by all of our officers and directors as a group.


                                                                    PERCENTAGE OF      PERCENTAGE OF
                                                                       CLASS               CLASS
NAME AND ADDRESS                                   NUMBER OF          PRIOR TO             AFTER
OF OWNER                        TITLE OF CLASS     SHARES OWNED(1)   OFFERING(2)         OFFERING(3)
-----------------------------------------------------------------------------------------------------
Mitchell S. Segal               Common Stock          1,839,670           13.4%          12.4%
990 Stewart Ave., Suite 60A
Garden City, NY 11530

James M. Lucas, Sr.             Common Stock            459,960            3.4%          3.1h%
American Datasource, Inc.
517 North Sylvania Ave.
Fort Worth, TX 76111

Peter Walker                    Common Stock          1,109,390 (4)        8.1%           7.5%
990 Stewart Ave., Suite 60A
Garden City, NY 11530

All Officers and Directors      Common Stock          3,409,020           24.9%            23%
As a Group (3 persons)

James M. Lucas, Jr.             Common Stock            689,940            5.0%           4.6%
American Datasource, Inc.
517 North Sylvania Ave.
Fort Worth, TX 76111

Fusion Capital Fund II, LLC     Common Stock            854,702 (5)        6.2%           5.8%
222 Merchandise Mart Plaza
Suite 9-112
Chicago, IL 60654

David L. Cohen                  Common Stock          1,263,841 (6)        9.2%             0%
1800 Rockaway Avenue
Hewlett, NY 11557

(1) Beneficial Ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options or warrants currently exercisable or convertible, or exercisable or convertible within 60 days of June 28, 2005 are deemed outstanding for computing the percentage of the person holding such option or warrant but are not deemed outstanding for computing the percentage of any other person.

(2)   Based upon 13,687,102 shares issued and outstanding on June 28, 2005.

(3)   Percentage based on 14,857,126 shares of common stock outstanding.


(4) Includes (a) 615,620 shares of our common stock held by The Robert Walker Life Insurance Trust in which Mr. Walker serves as trustee and in which Mr. Walker is the beneficiary of 450,000 shares owned by this trust and is the brother of the beneficiary of the remaining shares owned by this trust, and (b) 165,000 held by a second trust for which Mr. Walker is the sole beneficiary. Mr. Walker disclaims any beneficial ownership to the shares owned by The Robert Walker Life Insurance Trust, other than the 450,000 shares for which he is the beneficiary under this trust.


(5) Steven Martin and Joshua Scheinfeld retain voting and investment control over the shares held by Fusion Capital Fund.

(6) Includes (a) 1,238,841 shares of common stock and (b) 25,000 shares of our common stock issuable upon exercise of options currently exercisable.

                            DESCRIPTION OF SECURITIES

COMMON STOCK


We are authorized to issue up to 100,000,000 shares of common stock, par value $.10. As of June 28, 2005, there were 13,687,102 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


We have engaged American Stock Transfer & Trust Company, located in Brooklyn, New York, as independent transfer agent or registrar.

PREFERRED STOCK


We are authorized to issue up to 5,000,000 shares of Preferred Stock, par value $.10. As of June 28, 2005, there were no shares of preferred stock issued and outstanding.


OPTIONS

There are currently 52,170 options outstanding pursuant to our employee-stock option plan.

WARRANTS


We have 200,000 warrants outstanding exercisable at $0.15 per share, which expire in March 2006. We have 724,063 warrants outstanding exercisable at $0.28 per share, which expire in July 2008. We have 31,463 warrants outstanding exercisable at $0.30 per share, which expire in July 2006. We have 175,000 warrants outstanding exercisable at $0.45 per share, which expire in August 2007. We have 17,860 warrants outstanding exercisable at $4.20 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $6.30 per share, which expire in July 2006. We have 10,760 warrants outstanding exercisable at $7.23 per share, which expire in July 2006.


CONVERTIBLE SECURITIES


There are currently $425,000 worth of convertible securities outstanding. Fifty thousand dollars worth of the convertible securities outstanding are 10% Senior Secured Convertible Promissory Notes which have a maturity date of December 5, 2006, are convertible, at the option of the holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

The remaining $375,000 of convertible securities are 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock. Each of these notes is due on November 5, 2005 and bears interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share.

                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                              PLAN OF DISTRIBUTION

The common stock offered by this prospectus is being offered by the selling stockholders. The common stock may be sold or distributed from time to time by the selling stockholders directly to one or more purchasers or through brokers, dealers, or underwriters who may act solely as agents at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The sale of the common stock offered by this Prospectus may be effected in one or more of the following methods:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

In order to comply with the securities laws of certain states, if applicable, the shares may be sold only through registered or licensed brokers or dealers. In addition, in certain states, the shares may not be sold unless they have been registered or qualified for sale in the state or an exemption from the registration or qualification requirement is available and complied with.

Brokers, dealers, underwriters, or agents participating in the distribution of the shares as agents may receive compensation in the form of commissions, discounts, or concessions from the selling shareholder and/or purchasers of the common stock for whom the broker-dealers may act as agent. The compensation paid to a particular broker-dealer may be less than or in excess of customary commissions.

The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We cannot presently estimate the amount of compensation that any agent will receive. We know of no existing arrangements between any stockholder, broker, dealer, underwriter, or agent relating to the sale or distribution of the shares offered by this Prospectus. At the time a particular offer of shares is made, a prospectus supplement, if required, will be distributed that will set forth the names of any agents, underwriters, or dealers and any compensation from the selling stockholder and any other required information.

We will pay all of the expenses incident to the registration, offering, and sale of the shares to the public other than commissions or discounts of underwriters, broker-dealers, or agents. We have also agreed to indemnify the selling shareholders and related persons against specified liabilities, including liabilities under the Securities Act.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore, unenforceable.

While they are engaged in a distribution of the shares included in this prospectus the selling stockholders are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholder, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

This offering will terminate on the date that all shares offered by this Prospectus have been sold by the selling shareholders.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

The following table presents information regarding the selling stockholder. Neither the selling stockholder nor any of its affiliates has held a position or office, or had any other material relationship, with us.


                                  Shares             Percentage of                              Percentage of
                               Beneficially       Outstanding Shares      Shares to be        Outstanding Shares
        Selling                Owned Before       Beneficially Owned       Sold in the        Beneficially Owned
       Stockholder               Offering           Before Offering         Offering            After Offering
       -----------               --------           ---------------         --------            --------------
Neil Weissman                    200,000 (1)                 1.50%         200,000 (1)                      0%
Adkins & Co.                      10,760 (2)                    *           10,760 (2)                      0%
Chris Johnson                      5,380 (3)                    *            5,380 (3)                      0%
J & V Computer Services            5,380 (3)                    *            5,380 (3)                      0%
John Bach                         17,860 (4)                    *           17,860 (4)                      0%
Moschetta, Poiyviou              269,157 (5)                 2.02%         269,157 (5)                      0%
Allan Levine                      14,953 (5)                    *           14,953 (5)                      0%
Michael Schumacher                14,953 (5)                    *           14,953 (5)                      0%
Strategic Growth                 400,000 (6)                 3.01%         400,000 (6)                      0%
International
James Liqouri                     31,463 (7)                    *           31,463 (7)                      0%
Cindy Dolgin                     175,000 (8)                  1.32%        175,000 (8)                      0%
David L. Cohen                 1,263,841 (9)                 9.44%       1,263,841 (9)                      0%
Matthew Dancy                     92,355                        *           92,355                          0%
David Dercher                     92,355                        *           92,355                          0%
Gary Glasscock                    92,355                        *           92,355                          0%
Dr. Alexander Haas               184,710                     1.38%         184,710                          0%
Nasrollah Jahdi                   73,884                        *           73,884                          0%
Frank G. Lake                     92,355                        *           92,355                          0%
Jody Nelson                      184,710                     1.38%         184,710                          0%
Garo Partoyan                     92,355                        *           92,355                          0%
Pisces Partners, L.P.            369,420 (10)                 2.8%         369,420 (10)                     0%
Michael and Angela Poujol        110,826                        *          110,826                          0%
Joseph and Judith Rienzi         129,297                        *          129,297                          0%
RS & VS, Ltd.                    184,710 (11)                1.38%         184,710 (11)                     0%
Dr. Steven Schmidt               129,297                        *          129,297                          0%
Jay and Carole Schrager          434,710                     3.25%         434,710                          0%
Domenic Strazzulla                92,355                        *           92,355                          0%
Sybesma Research Corp.            92,355 (12)                   *           92,355 (12)                     0%
Reese Cole Partnership           250,000 (13)                1.87%         250,000 (13)                     0%
Phoenix Holding LLC              500,000 (14)                3.73%         500,000 (14)                     0%
Total                          5,606,796                                 5,606,796

*     Less than 1%

(1)   Represents 200,000 warrants exercisable at $.15 per share.


(2) Represents 10,760 warrants exercisable at $6.30 per share. Charles Adkins retains voting and investment control over the shares held by Adkins & Co.

(3) Represents 10,760 warrants exercisable at $7.23 per share. David Feldman and Jim Ferrant retains voting and investment control over the shares held by J & V Computer Services.


(4)   Represents 17,860 warrants exercisable at $.4.20 per share.

(5)   Represents 699,363 warrants exercisable at $.28 per share.


(6) Represents 699,363 warrants exercisable at $.28 per share. Richard Cooper and Stan Altshuler retain voting and investment control over the shares held by Strategic Growth International

(7)   Represents 31,463 warrants exercisable at $.35 per share.

(8)   Represents 175,000 warrants exercisable at $.45 per share.

(9) Represents (i) 1,238,841 shares of common stock and (ii) 25,000 warrants exercisable at $.28 per share.

(10) Claude M. Walker, Jr. retains voting and investment control over the shares held by Pisces Partners.

(11) Rodney Scharlemmer retains voting and investment control over the shares held by RS & VS Ltd.

(12) William Sybesma and Jane Sybesma retain voting and investment control over the shares held by Sybesma Research Corp.

(13) Robert H. Cole retains voting and investment control over the shares held by Reese Cole Partnership.

(14) Ro DePetrillo retains voting and investment control over the shares held by Phoenix Holding LLC.


                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS


      Marcum & Kliegman, independent registered public accounting firm, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2004 and 2003 and for the years then ended that appears in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Walker Financial Corporation, filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS


Report of independent registered public accounting firm                      F-2

Consolidated balance sheet at December 31, 2004                              F-3

Consolidated statements of operations for the years ended
December 31, 2004 and 2003                                                   F-4

Consolidated statements of stockholders' equity (deficiency)
for the years ended December 31, 2004 and 2003                               F-5

Consolidated statements of cash flows for the years ended
December 31, 2004 and 2003                                                   F-6

Notes to consolidated financial statements                           F-7 to F-20


Condensed Consolidated Balance Sheet (Unaudited) as of March 31, 2005       F-21

Condensed Consolidated Statements of Operations (Unaudited) for the
Three Months Ended March 31, 2005 and 2004                                  F-22

Condensed Consolidated Statements of Cash Flows (Unaudited) for the
Three Months Ended March 31, 2005 and 2004                                  F-23

Notes to Condensed Consolidated Financial Statements (Unaudited)    F-24 to F-32

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of
Walker Financial Corporation

We have audited the accompanying consolidated balance sheet of Walker Financial Corporation (the "Company") as of December 31, 2004, and the related consolidated statements of operations, stockholders' deficiency and cash flows for the years ended December 31, 2004 and 2003. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2004, and the results of operations and cash flows for the years ended December 31, 2004 and 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company has had recurring losses since inception and has a working capital deficiency and is in default of certain Bridge Notes as of December 31, 2004. These conditions raise substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The consolidated financial statements do not include any adjustments that may result from the outcome of this uncertainty.


/s/ Marcum & Kliegman LLP
Marcum & Kliegman LLP
New York, New York
February 17, 2005

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEET
                                December 31, 2004

                                     ASSETS
Current assets -
   Cash and cash equivalents                                     $       79,329
   Accounts receivable                                                   20,512
   Discontinued assets                                                   22,436
   Prepaid expenses and other current assets                              5,700
                                                                 ---------------
     Total current assets                                               127,977
Property and equipment, net                                             257,670
Other assets -
   Deferred financing costs, net                                        143,651
   Other assets                                                           9,949
                                                                 ---------------
     Total other assets                                                 153,600
                                                                 ---------------
       Total assets                                              $      539,247
                                                                 ===============

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities -
   Accounts payable and accrued expenses                         $      229,478
   Note payable                                                         105,000
   Line of credit, bank                                                 140,874
   Accrued interest                                                     186,450
   Bridge notes payable, net of debt discount of $10,000                414,000
   Due to officer-stockholder                                            50,000
   10% Convertible Senior Subordinated Secured Notes                    845,000
   Discontinued liabilities                                              15,440
                                                                 ---------------
     Total current liabilities                                        1,986,242
                                                                 ---------------
Commitments and contingencies
Stockholders' deficiency -
   Common stock, par value $0.10 per share, 10,000,000 shares
      authorized, 9,511,510 shares issued and outstanding               951,151
   Additional paid in capital                                         3,994,430
   Accumulated deficit                                               (6,112,576)
   Deferred compensation                                               (280,000)
                                                                 ---------------
     Total stockholders' deficiency                                  (1,446,995)
                                                                 ---------------
       Total liabilities and stockholders' deficiency            $      539,247
                                                                 ===============

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                 For the Years Ended December 31, 2004 and 2003


                                                                          2004              2003
                                                                      -------------    --------------
Net revenues                                                          $    240,808     $   1,025,426
Operating expenses
   Compensation                                                            850,941           835,865
   Professional Fees                                                       189,196           117,044
   Consulting Fees                                                         222,200           151,988
   General and Administrative                                              601,370           643,814
                                                                     -------------    --------------
   Total operating expenses                                              1,863,707         1,748,711
Impairment of customer list                                                     --          (174,782)
                                                                     -------------    --------------
   Operating loss                                                       (1,622,899)         (898,067)
Interest expense, net                                                     (239,325)         (123,902)
                                                                      -------------    --------------
   Loss before discontinued operations                                  (1,862,224)       (1,021,969)
   Discontinued operations                                                 (61,995)         (187,491)
                                                                      -------------    --------------
     Net loss                                                         $ (1,924,219)    $  (1,209,460)
                                                                      =============    ==============


Per Share Information:
   Weighted average number of common shares outstanding                  8,006,798         7,501,510
                                                                      =============    ==============
   Net loss per common share from continuing operations                     (0.233)           (0.136)
   Net loss per common share from discontinued operations                   (0.008)           (0.025)
                                                                      -------------    --------------
   Basic and diluted net loss per common share                              (0.241)           (0.161)
                                                                      =============    ==============

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
          CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIENCY)
                 For the Years Ended December 31, 2004 and 2003

                                                        Common               Additional                                    Total
                                              --------------------------      Paid-in     Accumulated      Deferred    Stockholders'
                                                Shares          Par           Capital       Deficit      Compensation     Deficit
                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2003                   7,501,510    $   750,151    $ 3,178,084   $(2,978,897)  $         --    $   949,338
                                              -----------    -----------    -----------   -----------    -----------    -----------

Issuance of warrants to placement
execution of letter of intent
to conduct private placement                           --             --          5,700            --             --          5,700

Issuance of bridge warrants to finder                  --             --         13,300            --             --         13,300

Issuance of bridge warrants
to bridge notepurchaser                                --             --          9,500            --             --          9,500

Issuance of warrants in
consideration of extension
of note payable                                        --             --         38,067            --             --         38,067

Repricing of warrants previously
issued to holder of
note payable                                           --             --         20,704            --             --         20,704

Issuance of warrants to consultant                     --             --        116,000            --             --        116,000

Issuance of warrants to placement
agent                                                  --             --        105,625            --             --        105,625

Net loss                                               --             --             --    (1,209,460)                   (1,209,460)

                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2003                   7,501,510    $   750,151    $ 3,486,980  $(4,188,357)   $         --    $    48,774
                                              -----------    -----------    -----------   -----------    -----------    -----------

Issuance of common stock for services             150,000         15,000         60,000           --              --         75,000

Issuance of warrants in
consideration of debt                                  --             --         35,000           --              --         35,000

Issuance of warrants in
consideration of debt                                  --             --         31,250           --              --         31,250

Issuance of common stock for cash               1,000,000        100,000        100,000           --              --        200,000

Issuance of common stock for services              60,000          6,000         25,200           --              --         31,200

Issuance of common stock for services             500,000         50,000        160,000           --        (210,000)            --

Issuance of common stock for services             300,000         30,000         96,000           --        (126,000)            --

Amortization of deferred compensation                  --             --             --           --          56,000         56,000

Net Loss                                               --             --             --   (1,924,219)             --     (1,924,219)

                                              -----------    -----------    -----------   -----------    -----------    -----------
  Balance - December 31, 2004                   9,511,510    $   951,151    $ 3,994,430  $(6,112,576)   $   (280,000)   $(1,446,995)
                                              ===========    ===========    ===========   ===========    ===========    ===========

                 The accompanying notes are an integral part of
                    these consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                 For the Years Ended December 31, 2004 and 2003

                                                                                       2004              2003
                                                                                  ---------------  ----------------
Cash Flows From Operating Activities:
Net loss from continuing operations                                               $   (1,862,224)  $    (1,021,969)
                                                                                  ---------------  ----------------
Adjustments to reconcile net loss to net cash used in operating activities -
   Loss on impairment of customer list                                                        --           174,782
   Stock-based compensation                                                              162,200           116,000
   Accretion of debt discount                                                             42,917           112,271
   Depreciation and amortization                                                         177,917           202,078
   Accrued interest                                                                      196,408             8,250
   Changes in operating assets and liabilities:
     Accounts receivable                                                                   7,970            94,035
     Prepaid expense and other current assets                                             15,133            27,620
     Other assets                                                                        (12,044)               --
     Accounts payable and accrued expenses                                               135,708           (56,739)
                                                                                  ---------------  ----------------
       Total adjustments                                                                 726,209           678,297
                                                                                  ---------------  ----------------
       Net cash used in operating activities                                          (1,136,015)         (343,672)
                                                                                  ---------------  ----------------

Cash Flows From Discontinued Operations:
Loss from discontinued operations                                                        (61,995)         (187,491)
                                                                                  ---------------  ----------------
Changes in:
     Discontinued assets                                                                  31,121             6,092
     Discontinued liabilities                                                              5,970           (11,990)
                                                                                  ---------------  ----------------
       Net cash used in operating activities of discontinued operations                  (24,904)         (193,389)
                                                                                  ---------------  ----------------

Cash Flows From Investing Activities:
Purchase of property and equipment                                                       (14,806)          (24,835)
                                                                                  ---------------  ----------------
     Net cash used in provided by investing activities                                   (14,806)          (24,835)
                                                                                  ---------------  ---------------

Cash Flows From Financing Activities:
Principal repayment of notes payable                                                          --           (50,000)
Proceeds from private placement                                                          174,000                --
Net proceeds from line of credit, bank                                                     8,315           132,560
Net proceeds from long-term debt                                                              --           570,150
Proceeds from bridge notes                                                               250,000           140,000
Proceeds from sale of common stock                                                       200,000                --
Repayment of long-term debt                                                              (25,000)               --
Advances from stockholder, net                                                            50,000                --
                                                                                  ---------------  ----------------
     Net cash provided by financing activities                                           657,315           792,710
                                                                                  ---------------  ----------------

Net (decrease) increase in cash and cash equivalents                                    (518,410)          230,814
Cash and cash equivalents - beginning                                                    597,739           366,925
                                                                                  ---------------  ----------------
Cash and cash equivalents - ending                                                $       79,329   $       597,739
                                                                                  ===============  ================

Supplemental Disclosures of Cash Flow Information:
Cash paid during the years for -
   Interest                                                                       $        2,527   $        45,913
                                                                                  ===============  ================
   Taxes                                                                          $           --   $        15,160
                                                                                  ===============  ================


                 The accompanying notes are an integral part of
                     these consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003

Note 1 - Organization and Nature of Business

Walker Financial Corporation (collectively with its subsidiaries, the "Company") provides various death care pre-arrangement services through two of its wholly-owned subsidiaries, National Preplanning, Inc. ("NPI") and American DataSource ("ADS"). NPI is a managing general insurance agency and third party marketer of pre-arranged death care servicing to corporations, unions and affinity groups. ADS provides trust administration services to independent funeral homes, state master trusts and companies that own funeral homes or cemetery for pre-need funeral and cemetery trust accounts.

Through its wholly owned subsidiary, Kelly Color, Inc. ("Kelly Color"), the Company operated in the film processing business through February 2004. As further discussed in Note 15 to these audited financial statements, the operations of Kelly Color have been included in these audited financial statements as discontinued operations.

Note 2 - Going Concern Uncertainty

The accompanying audited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Sates of America, which contemplate continuation of the Company as a going concern. However, for the fiscal year ended December 30, 2004, the Company incurred a net loss of $1,924,219 and, for the fiscal year ended December 30, 2003, the Company incurred a net loss of $1,209,460. The Company had a working capital deficiency at December 31, 2004 of $1,858,265.

The Company has begun implementing various marketing plans to increase revenues for both NPI and ADS. The Company also is attempting to sell the real estate, building and improvements at which Kelly Color formerly conducted its operations (the "Kelly property"), as well as seeking to make strategic acquisitions. In addition, the Company will attempt to raise additional capital to assist in the further execution of its marketing plans and to fund any possible future acquisitions. The Company believes that the cash flows from a combination of the sale of the Kelly property, the successful execution of its marketing plans resulting in increased sales and any additional capital that the Company may obtain through sales of its equity and debt securities will be sufficient to pay that portion of its debt that is due within the next twelve months, as well as to fund the Company's operations. During the fiscal year ended December 31, 2004, the Company sold an aggregate of $624,000 of equity securities and debt instruments. There can be no assurance that the Company will be successful in any of its plans as discussed in this Note 2. To the extent that the Company is unsuccessful in its plans to increase its cash position, the Company may find it necessary to further curtail some of its operations and possible future acquisitions. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the company be unable to continue as a going concern.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Note 3 - Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of Walker and its wholly-owned subsidiaries NPI, Kelly Color, and ADS collectively referred to as the "Company". All significant intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

Allowance for Doubtful Accounts

The Company recognizes an allowance for doubtful accounts to ensure accounts receivable are not overstated due to uncollectibility. Bad debt reserves are maintained for all customers based on a variety of factors, including the length of time the receivables are past due, significant one-time events and historical experience. An additional reserve for individual accounts is recorded when the Company becomes aware of a customer's inability to meet its financial obligation, such as in the case of bankruptcy filings or deterioration in the customer's operating results or financial position. If circumstances related to customers change, estimates of the recoverability of receivables would be further adjusted As of December 31, 2004, the Company has not established an allowance for doubtful accounts.

Property and Equipment

Property and equipment is stated at cost and is being depreciated using the straight-line method over the estimated useful lives of the assets. Maintenance and repairs are charged to expense as incurred; costs of major additions and betterments are capitalized. When property and equipment is sold or otherwise disposed of, the cost and related accumulated depreciation are eliminated from the accounts and any resulting gain or loss is reflected in operations.

Software Development Costs

The Company capitalizes software development costs from the point in time when technological feasibility has been established until the computer software product is available for use. The annual amortization of the capitalized amounts will be the greater of the ratio of the current revenue to total projected revenue for a product, or the straight-line method, and is applied over periods ranging up to five years. The Company performs periodic reviews to ensure that unamortized costs remain recoverable through the generation of future revenues.

Website Development Costs

Website development costs consist principally of outside consultants and related expenses. The Company follows the provisions of Emerging Issues Task Force ("EITF") Issue No. 00-2, "Accounting for Website Development Costs," which provides guidance in accounting for costs incurred to develop a website. The Company's website is being continually changed on a regular basis as the business model continues to evolve. Accordingly, due to the uncertainty of the Company's future product, these costs are expensed as incurred and are included in website development costs in the accompanying financial statements.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Research and Development

Research and development costs are charged to expense as incurred.

Stock Options and Similar Equity Instruments

At December 31, 2004, the Company had a Equity Incentive Plan, which is described more fully in Note 13. As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation:

                                                                                Years Ended December 31,
                                                                         --------------------------------------
                                                                                2004                2003
                                                                         ------------------  ------------------
Net loss as reported                                                     $      (1,924,219)  $      (1,209,460)
Add:  Stock-based employee compensation expense included in
   reported loss                                                                        --                  --
Deduct:  Total stock-based employee compensation expense
   determined under fair value-based method for all awards,
     net of related tax effect                                                          --              (8,005)
                                                                                        --                  --
                                                                         ------------------  ------------------
Pro forma (loss)                                                         $      (1,924,219)  $      (1,217,465)
                                                                         ==================  ==================
Basic and diluted net loss per share as reported                         $          (0.241)  $           (0.16)
                                                                         ==================  ==================
Basic and diluted pro forma net loss per share                           $          (0.241)  $           (0.16)
                                                                         ==================  ==================

The fair value of options at date of grant was estimated using the Black-Scholes fair value based method with the following weighted average assumptions:

                                                 Years Ended December 31,
                                          --------------------------------------
                                                 2004                2003
                                          ------------------  ------------------
Expected life (years)                                  --            5 Years
Interest rate                                          --              5.09%
Annual rate of dividends                               --              0.00%

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Loss Per Share

The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128, "Earnings per Share." SFAS No. 128 requires the presentation of basic and diluted earnings per share ("EPS"). Basic EPS is computed by dividing loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The Company's outstanding options, warrants and convertible securities, as set forth below, are not reflected in diluted earnings per share because their effects would be anti-dilutive. Accordingly, basic and diluted earnings per share are identical.

                                                      December 30,
                                         --------------------------------------
                                                2004                2003
                                         ------------------  ------------------
Options                                             52,170                  --
Warrants                                         1,169,906             178,021
Convertible debt                                 2,936,890           1,190,141
                                         ------------------  ------------------
                                                 4,158,966           1,368,162
                                         ==================  ==================

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all short-term investments with an original maturity of three months or less to be cash equivalents. As of December 31, 2004, the Company had no cash equivalents.

At times during the year cash balances may exceed the maximum amounts insured by the FDIC. As of December 31, 2004, the Company had a credit exposure of $51,302.

Concentration of Credit Risk

The Company extends credit to customers which results in accounts receivable arising from its normal business activities. The Company does not require collateral or other security to support financial instruments subject to credit risk. The Company routinely assesses the financial strength of its customers and based upon factors surrounding the credit risk of the customers believes that its accounts receivable credit risk exposure is limited.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs were $3,549 and $18,922 for the years ended December 31, 2004 and 2003, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Fair Value of Financial Instruments

Carrying amounts of certain of the Company's financial instruments including cash, approximate fair value due to their relatively short maturities. The various notes payable are recorded at carrying value with terms as disclosed elsewhere in the notes to financial statements. It is not practical to estimate the fair value of these amounts because of the uncertainty of the timing of the payments.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Income Taxes

The Company accounts for income taxes using the liability method, which requires the determination of deferred tax assets and liabilities based on the differences between the financial and tax bases of assets and liabilities using enacted tax rates in effect for the year in which differences are expected to reverse. Deferred tax assets are adjusted by a valuation allowance, if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

At December 31, 2004, the Company has net operating loss carryforwards of approximately $5,500,000 which expire through 2023. Pursuant to Section 382 of the Internal Revenue Code regarding substantial changes in ownership, utilization of these losses may be limited. Based on this and the fact that the Company has generated operating losses through December 31, 2004, the deferred tax asset of approximately $2,100,000 has been offset by a valuation allowance of $2,100,000, which increased by $800,000 in 2004.

New Accounting Pronouncements

In January 2003, FASB issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"), an interpretation of Accounting Research Bulletin No. 51. FIN 46 expands upon and strengthens existing accounting guidance that addresses when a company should include in its financial statements the assets, liabilities and activities of another entity. A variable interest entity is any legal structure used for business purposes that either does not have equity investors with voting rights or has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to older entities in the first fiscal year or interim period beginning after June 15, 2003. However, in December 2003, FASB deferred the latest date by which all public entities which meet the definition of small business issuer under SEC Regulation S-B must apply FIN 46 to the first interim or annual reporting period ended after December 15, 2004. The effect of the adoption of this new accounting pronouncement is not expected to have a significant impact on the Company's financial statements.

In December 2004, FASB issued SFAS No. 123 (revised 2004), "Share-Based Payment" ("SFAS 123R"). SFAS 123R is intended to provide investors and other users of financial statements with more complete financial information by requiring that the compensation cost relating to share-based payment transactions be recognized in financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. SFAS 123R covers a wide range of shared-based compensation arrangements including share options, restricted share plans, performance-based awards, share appreciation rights, and employee share purchase plans. SFAS 123R replaces FASB Statement No. 123, "Accounting for Stock-Based Compensation," and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees." FSAS No. 123, as originally issued in 1995, established as preferable a fair value-based method of accounting for share-based payment transactions with employees. However, the original SFAS 123 permitted entities the option of continuing to apply the guidance in APB Opinion 25 as long as the footnotes to financial statements disclosed what net income would have been had the preferable fair value-based method been used. Public entities that are small business issuers will be required to apply SFAS 123R as of the first interim or annual reporting period that begins after December 15, 2005. The Company has evaluated the impact of the adoption of SFAS 123R and does not believe the impact will be significant to the Company's overall results of operations or financial position.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

In December 2004, FASB issued SFAS No.153, "Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions" ("SFAS 153"). The amendments made by SFAS 153 are based on the principle that exchanges of non-monetary assets should be measured based on the fair value of the assets exchanged. Further, the amendments eliminate the narrow exception for non-monetary exchanges of similar productive assets and replace it with a broader exception for exchanges of non-monetary assets that do not have commercial substance. Previously, Opinion 29 required that the accounting for an exchange of a productive asset for a similar productive asset or an equivalent interest in the same or similar productive asset should be based on the recorded amount of the asset relinquished. Opinion 29 provided an exception to its basic measurement principle (fair value) for exchanges of similar productive assets. FASB believes that exception required that some non-monetary exchanges, although commercially substantive, be recorded on a carryover basis. By focusing the exception on exchanges that lack commercial substance, FASB believes SFAS 153 produces financial reporting that more faithfully represents the economics of the transactions. SFAS 153 is effective for non-monetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for non-monetary asset exchanges occurring in fiscal periods beginning after the date of issuance. The provisions of SFAS 153 shall be applied prospectively. The Company has evaluated the impact of the adoption of SFAS 153 and does not believe the impact will be significant to the Company's overall results of operations or financial position.

Intangibles

Intangibles consist of a customer list obtained in the merger with ADS. The customer list was recorded at its estimated fair value at the merger date and is being amortized using the greater of the income forecast method or straight-line method over its estimated useful life of three years. Amortization expense for the year ended December 31, 2004 and 2003 was $0 and approximately $93,000, respectively.

The customer list consisted of one customer. During the fourth quarter 2003, the Company ceased doing business with the customer and wrote down the asset to $0. Accordingly the Company recorded an impairment charge of approximately $175,000. The charge is included in the statement of operations for the year ended December 31, 2003.

Reclassifications

Certain accounts in the prior year's financial statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported income.

Note 4 - Property and Equipment

Property and equipment consists of the following as of December 31, 2004:

                                                                     Estimated
                                                   2004             Useful Life
                                            ------------------    --------------
Equipment                                   $          66,651        3-5 years
Developed software                                    432,938        3-5 years
Leasehold improvements                                 17,406         5 years
                                            ------------------
                                                      516,995
Less: accumulated depreciation                       (259,325)
                                            ------------------
Property and equipment, net                 $         257,670
                                            ==================

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Depreciation and amortization expense for the years ended December 31, 2004 and 2003 was $103,633 and $109,179, respectively.

Accumulated amortization for developed software as of December 31, 2004 was $194,821. Amortization expense for developed software for each of the years ended December 31, 2004 and 2003 was $86,587.

Expected amortization is as follows:

                        Year            Amount
                        ----            ------

                        2006           $ 86,587
                        2007             86,587
                        2008             64,943
                                       --------
                        Total          $238,117
                                       ========

Note 5 - Line of Credit, Bank

In July 2002, the Company entered into a new credit facility with a bank consisting of a $150,000 secured line of credit (the "Line of Credit"), with interest payable monthly at the bank's prime rate plus 1.25%, originally expiring on July 3, 2004. The Line of Credit was modified in June 2004 and, as modified, requires monthly payments of $1,225, commencing on July 21, 2004, with a final payment of the outstanding balance on June 21, 2005. There was $140,874 outstanding under the Line of Credit as of December 31, 2004. The Line of Credit is collateralized by a building owned by the Company that is located in North Carolina.

Note 6 - Note Payable and Accrued Interest

On March 15, 2000, NPI obtained a $150,000 loan and issued a $150,000 note payable with interest due at 6% per annum. Interest and principal was originally due on June 14, 2001 (which was subsequently extended to June 30, 2002 and, thereafter, to June 30, 2003). In connection with such loan, NPI issued a warrant that, as a result of the NPI merger, entitled the lender to purchase 71,450 shares of the Company's common stock with an exercise price of $3.32. The Company estimated that the warrant had a fair value of $66,000 using the Black-Scholes option pricing model. Accordingly, the amount was recorded as a deferred debt discount and will accrete the discount over the life of the note.

In exchange for the extension of the due date to June 30, 2002, the Company agreed to reduce the exercise price from $3.22 to $0.25, resulting in an increase to the fair value of warrant of $27,360, which accreted to interest expense through June 30, 2002

On June 30, 2003, the Company granted the note holder an additional warrants to purchase 128,550 shares of the Company's common stock and re-priced existing warrants to purchase an additional 71,450 shares of the Company's common stock previously issued to the holder, all in connection with the holder's agreement not to demand repayment of such indebtedness prior to November 1, 2003. The newly issued warrants and the re-priced warrants entitle the holder to purchase one share of the Company's common stock per warrant at any time prior to March 15, 2006 at a purchase price of $0.15 per share. The estimated fair value of the newly issued warrants is $38,067, using the Black-Scholes option-pricing model. The estimated fair value of the re-priced warrants is $20,704, using the Black-Scholes option-pricing model. These warrants have been recorded as additional deferred debt discount and interest will accrete over the extended life of the long-term debt. Interest expense accreted during the years ended December 31, 2004 and 2003 were $0 and $58,771, respectively. As of December 31, 2004, the principal balance due under this note was $105,000 and is presented on the accompanying balance sheet as a current liability.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

On March 1, 2004, the Company began repayment of this note under a repayment plan calling for payments as follows:

                           Due Date                  Amount
                           --------                  ------

                           March 1, 2004             $10,000
                           April 1, 2004              15,000
                           May 1, 2004                20,000

Beginning June 1, 2004, the repayment plan requires minimum monthly payments of $10,000 until the entire note is repaid in full, which is scheduled to occur on March 1, 2005. During the year ended December 31, 2004, the Company repaid $25,000 due under this note.

Note 7 - Bridge Notes

On July 25, 2003, the Company issued to one individual a 11% Secured Subordinated Promissory Note in the principal amount of $165,000 (the "Bridge Note") and five year warrants (the "Bridge Warrants") to purchase 25,000 shares of Common Stock at an exercise price of $0.28 per share. The estimated fair value of the Bridge Warrants is $9,500, using the Black-Scholes option-pricing model. The fair value of the Bridge Warrants has been recorded as a deferred debt discount and interest will accrete over the life of the Bridge Note. The Bridge Note has a maturity date of January 2, 2005 and is secured by all of the assets of the Company, senior to all other debt of the Company other than the mortgage collateralizing the Line of Credit. The Company received gross proceeds of $165,000 in connection with the issuance of the Bridge Note and paid a finder's fee to a registered broker-dealer of $21,450 and the issuance of additional warrants (the "Finder's Bridge Warrants") to purchase 35,000 shares of Common Stock at an exercise price of $0.28 per share. The estimated fair value of the Finder's Bridge Warrants is $13,300, using the Black-Scholes option-pricing model. The fair value of the Finder's Bridge Warrants has been recorded as a deferred financing cost and will be amortized over the life of the Bridge Note. The Company incurred other costs related to the issuance of the Bridge Note, Bridge Warrants and Finder's Bridge Warrants aggregating to approximately $11,000. The holder of the bridge note participated in the Company's private placement discussed in Note 11 to these consolidated financial statements and the principal amount of the bridge note was utilized by the holder to purchase a new note in the private placement. Accordingly, the Company expensed the remaining deferred financing costs at the date of surrender of the Bridge Note for the new note issued pursuant to the private placement.

In May 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of the Company's common stock at an exercise price of $0.71 per share. The fair value of the warrants is $35,000 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. In August 2004, the due date of such promissory note was extended to no later than January 2, 2005.

In August 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of the Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note.

For the year ended December 31, 2004, the Company recorded additional interest expense for the accretion of the debt discount of $42,917.

On February 10, 2005, the Company issued $377,000 of 10% convertible promissory notes [the "Notes"] and 93,750 warrants to purchase common stock at an exercise price of $0.71 per share.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

The notes are convertible at $0.71 per share or 30.211 shares for every $25,000 principal and interest converted.

During December 2004, the Company received an advance of 174,000 in connection with the Notes.

Note 8 - Issuance of Warrants and Option

During the years ended December 31, 2004 and 2003, the Company issued warrants and an option as follows:

o The Company ratified the issuance, as of November 25, 2002, of 31,463 warrants to a consultant for services rendered. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to November 25, 2005 at a purchase price of $0.30 per share.

o The Company issued 400,000 warrants in connection with the retention of an investor relations consultant. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to October 1, 2008 at a purchase price of $0.28 per share. The estimated fair value of these warrants is $116,000, using the Black-Scholes option-pricing model. In December 2003, the Company terminated its relationship with this consultant. Accordingly, the Company recorded $116,000 of consulting expense at December 31, 2003.

o The Company issued 15,000 warrants in connection with the retention of a registered broker-dealer to act as placement agent (the "Placement Agent") for the private placement of Company securities discussed in Note 11 to these consolidated financial statements. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to June 13, 2008 at a purchase price of $0.28 per share. The estimated fair value of these warrants is $5,700, using the Black-Scholes option-pricing model. The estimated fair value of these warrants has been recorded as a deferred financing cost and will be amortized over the life of the Bridge Note. The Company is required to issue additional warrants to the Placement Agent upon the successful completion of the private placement.

o The Company issued a total of 60,000 Bridge Warrants in connection with the sale of the Bridge Note discussed in Note 9 to these consolidated financial statements. The Placement Agent received 35,000 Bridge Warrants as the finder's fee in connection with the sale of the Bridge Note. Each Bridge Warrant entitles its holder to purchase one share of Common Stock at any time prior to July 25, 2008 at a purchase price of $0.28 per share.

o The Company granted, under the Company's 2002 Equity Incentive Plan, an employee an option to purchase 25,000 shares of Common Stock at any time prior to October 2, 2008 at a purchase price of $0.30 per share.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)


                                                     Average          Average
                                                    Exercise        Remaining
                                     Warrants         Price            Life

Balance, January 1, 2003               71,450       $    0.15            1.20

issued                                923,456            0.49            2.29
exercised                                  --              --              --
cancelled                                  --              --              --

Balance, December 31, 2003            994,906       $    0.64            1.74

issued                                175,000       $    0.45            2.59
exercised                                  --              --              --
cancelled                                  --              --              --

Balance, December 31, 2004          1,169,906       $    1.09            2.39



Note 9 - Related Party Transactions

Advances From Stockholders

As of December 31, 2004, advances totaling $50,000 were made by two individuals that are stockholders of the Company (one is also an officer). These advances are non-interest bearing and have no definitive repayment terms.

Note 10 - 10% Senior Subordinated Secured Convertible Promissory Notes

In December 2003, the Company sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The proceeds raised from the sale and issuance of the 10% Notes have been used to fund the Company's working capital and capital expenditure requirements. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter.

The subscription agreements pursuant to which the Company sold the 10% Notes required, among other matters, that the Company register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. The Company was obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that the Company failed to cause such registration. The Company failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares.

The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. The Company failed to remit such interest payment to the holders of the 10% Notes. The failure to pay such interest payment is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give notice to the Company of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum. The Company has the right to avoid the declaration of an event of Default due to the failure to tender the July 1, 2004 interest payment by issuing to the holders additional shares of the Company's common stock at the per diem rate of 0.003125 shares for every $1.00 of principal, or an aggregate of 2,640.625 shares per day. The Company had not tendered such shares as of December 31, 2004. In addition, the Company incurred additional interest expense of $101,400 as the non-payment penalty.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

The 10% Notes also prohibited additional borrowings by the Company, from any source, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. As discussed in Note 7, in May and August 2004, the Company borrowed an aggregate of $250,000. Further, as discussed in Note 9, in July 2004, the Company borrowed an additional $50,000 from an officer/stockholder.

In October 2004, the Company offered to the holders of the 10% Notes one share of Company common stock for each $0.30 of principal evidenced by the 10% Notes and one share of Company common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. The Company did agree to (a) use its best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that the Company issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006. As of December 31, 2004, the holders of 10% Notes in the aggregate principal amount of $795,000 had indicated their desire to accept the Company's offer of exchange. As of December 31, 2004, the Company had not consummated the exchange and, accordingly, the 10% Notes are reflected as outstanding and a current liability on the accompanying balance sheet. Subsequent to December 31, 2004, the Company consummated the exchange and issued a total of 2,938,036 shares of Company common stock to the holders of such 10% Notes. The Company will record in the first quarter of 2005 a debt conversion expense based upon the value of the additional shares issued as a result of reducing the conversion price.

Note 11 - Economic Dependency

Major Customer

During the year ended December 31, 2004, the Company had sales to three customers totaling $209,019, or 88% of the Company's total sales for the 2004 fiscal year.

During the year ended December 31, 2003, the Company had sales of $800,123 (48%) to one customer. During the fourth quarter of the year ended December 31, 2003, this customer ceased doing business with the Company.

At December 31, 2004, $12,960, or 63% of the Company's total accounts receivable, was due from one customer.

Note 12 - Commitment and Contingencies

Litigation

The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

Commitments

The Company has entered into an employment agreement with Mitchell Segal to serve as the Company's president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, the Company will pay Mr. Segal an annual base salary of $200,000 for 2003, with annual increases of not less than $10,000, plus a bonus equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of the Company's net income, provided the Company's net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with the Company is terminated by the Company except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by the Company's board of directors. As of December 31, 2004, the Company was in arrears in payment of Mr. Segal's salary in the amount of $36,793 and was indebted to him in the amount of $40,000 representing non-interest bearing advances he made to the Company.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

The Company also has entered into an employment agreement with Peter Walker to serve as president of the Company's Kelly Color Laboratories, Inc. subsidiary through March 18, 2012. Under Mr. Walker's employment agreement, the Company will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business of Kelly Color. Mr. Walker's employment agreement does require the Company to use the Company's best efforts to cause Mr. Walker to be nominated for election to the Company's board of directors during the term of Mr. Walker's employment agreement.

Mr. Walker's employment agreement provides for him to be paid his salary:

o     for a two year period following his termination due to a disability and
o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be
o     in the seventh year, 150% of his salary at the time of termination,
o     in the eighth year, 200% of his salary at the time of termination,
o     in the ninth year, 250% of his salary at the time of termination, and
o     in the tenth year, 300% of his salary at the time of termination.

As of December 31, 2004, the Company was in arrears under Mr. Walker's employment agreement in the amount of $32,964.

Operating Lease Arrangements

In May 2002, ADS entered into a non-cancelable operating lease for its facilities located in Houston, Texas expiring in June 2005.

Walker leases office space under a non-cancelable operating lease expiring in July 2005.

In July 2004, NPI entered into a non-cancelable operating lease for its facilities located in Garden City, New York expiring in July 2005.

Future minimum rental payments under the above non-cancelable operating leases as of December 31, 2004 are as follows:

                    Year Ending
                    December 31,            Amount
                  ----------------      --------------
                       2005             $       34,800
                                        ==============

Rental expense for the years ended December 31, 2004 and 2003 was approximately $133,000 and $102,000, respectively.

Note 13 - Capital Stock/Stockholders' Deficiency

During the year ended December 30, 2004, the Company sold and issued an aggregate of 1,000,000 shares of the Company's common stock for gross proceeds of $200,000.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

In April 2004, the Company entered into a consulting agreement pursuant to which the Company agreed to issue to the consultant 150,000 shares of Company common stock and an option to purchase an additional 50,000 shares of Company common stock, exercisable at $0.20 per share, in consideration for the consultant's agreement to provide specified services. The Company issued the common stock to the consultant in connection with the execution of the consulting agreement. Subsequently, the Company terminated the consultant and refused to deliver the option due to the Company's belief that the consultant was unable to perform the agreed-upon services. The consultant retained such 150,000 shares, which were issued pursuant to the Company's 2002 Equity Incentive Plan. Accordingly, the Company recorded an expense of $75,000 which represents the fair value of the common stock issued.

In October 2004, the Company entered into two separate consulting agreements pursuant to which the Company agreed to issue to the consultants an aggregate of
1.5 million shares of Company common stock in consideration for the consultants' agreements to provide specified services. The terms of these agreements are each for approximately one year. The estimated fair value of the services to be provided under the consultant agreements is $630,000. At December 31, 2004, the Company issued 500,000 and 300,000 shares of Company common stock to the consultants. As such, the Company recorded deferred compensation of $336,000, which deferred compensation will be amortized over the life of the agreements. For the year ended December 31, 2004, $56,000 was recorded as an expense and is included in the accompanying statement of operations as part of operating expense. Subsequent to year end, the Company issued an additional 150,000 shares of Company common stock to one of the consultants.

On July 26, 2004, the Company entered into a term sheet that contemplated the sale to a limited liability company of up to $10 million of shares of Company common stock. The sale of such shares is subject to the prior registration of such shares for resale by the limited liability company/purchaser and the Company complying with certain other conditions. The term sheet required the Company to pay the limited liability company $10,000 in cash and issue the limited liability company 60,000 shares of Company common stock to reimburse the limited liability company for its expenses connected to the transaction. The 60,000 shares have been valued at $31,200 and are included in the accompanying statement of operations as part of operating expenses. Prior to the year end, the sales transaction with the limited liability company was terminated.

In November 2004, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which Fusion Capital has agreed to purchase, subject to certain conditions, $6.0 million of Company common stock to be purchased over a 24-month period. Subsequent to year end, the Company issued 794,702 shares of Company common stock to Fusion Capital as a commitment fee.

Note 14 - Equity Incentive Plan

On September 18, 2002, the stockholders of the Company approved the 2002 Equity Incentive Plan. The plan reserves 70,000 shares of common stock for issuance under the Plan. The types of Awards that may be granted under the Plan include one or more of the following types, either alone or in any combination thereof:

o     Options;
o     Stock Appreciation Rights;
o     Restricted Stock;
o     Performance Grants;
o     Stock Bonuses; and
o any other type of Award deemed by the Committee to be consistent with the purposes of the Plan (including, but not limited to, Awards of or options or similar rights granted with respect to unbundled stock units or components thereof, and Awards to be made to participants who are foreign nationals or are employed or performing services outside the United States).

At December 31, 2002 the Company issued ten year options to purchase 7,150 shares of common stock at fair market value at the date of grant to an outside director of the Company. Such options are exercisable at the date of grant. On January 1, 2003, the Company issued a ten year options to purchase 7,150 shares of common stock at fair market value at the date of grant to an outside director of the Company. Such options are exercisable at the date of grant.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                 For the Years Ended December 31, 2004 and 2003
                                   (continued)

Note 15 - Discontinued Operations

As discussed in Note 2 to these financial statements, the Company discontinued the operations of Kelly Color in

February 2004 and sold certain of the assets of Kelly Color ("Kelly Assets") for an aggregate purchase price of $12,500 in cash. With the sale of the Kelly Assets the Company will discontinue to operate in the non-digital photographic development segment. Accordingly, the Company will report Kelly Color as discontinued operations effective January 1, 2004. Any remaining assets and liabilities of Kelly Color will be shown as assets and liabilities of discontinued operations until such assets are and liabilities are either sold or otherwise disposed of.

On February 4, 2004, the Company sold certain assets of Kelly Color and discontinued operating in the film processing segment. Accordingly, the Company currently operates in one segment, the administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-arrangement funeral and cemetery accounts.

For all periods presented in the accompanying condensed consolidated financial statements, the operations of Kelly Color are reported as discontinued operations. At December 31, 2004, the discontinued assets and liabilities of Kelly Color are:

Assets -
   Prepaid expenses and other current assets                    $       1,630
   Fixed assets, net                                                   20,806
                                                                --------------
     Total assets                                               $      22,436
                                                                ==============

Liabilities -
   Accounts payable and accrued expenses                        $      15,440
                                                                --------------
     Total liabilities                                          $      15,440
                                                                ==============

The results of discontinued operations for the year ended December 31, 2004 and 2003 are:

                                                  2004                2003
                                           ------------------  ----------------
Net revenues                               $          47,286   $       664,327
Costs of revenues                                    (61,410)         (369,645)
                                           ------------------  ----------------
Operating expenses                                   (47,871)         (482,173)
                                           ------------------  ----------------
Net loss                                   $         (61,995)  $      (187,491)
                                           ==================  ================

Note 16 - Subsequent Event (unaudited)

On April 7, 2005, we entered into a purchase agreement to acquire 90% of the issued and outstanding stock of Disability Access Consultants, Inc. from its sole shareholder, Barbara Thorpe. The consideration for the purchase is $2 million, $1 million of which is payable in cash and the remainder to be payable by delivery of a secured promissory note in the principal amount of $1 million. The note is to be secured by a lien on all of our and the acquired company's equipment, inventory and receivables. The Company expects to close on the acquisition in the near term. However, there can be no assurance that the Company will be able to complete the acquisition.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 March 31, 2005
                                   (Unaudited)

                                     ASSETS

Current assets -
  Cash                                                              $     5,860
  Accounts receivable                                                    29,462
  Deferred financing costs, net                                          88,625
  Discontinued assets                                                    22,437
  Prepaid expenses and other current assets                                 307
                                                                    -----------
   Total current assets                                                 146,691
                                                                    -----------
Property and equipment, net                                             232,636
Other assets                                                              9,949
                                                                    -----------
     Total assets                                                   $   389,276
                                                                    ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIENCY

Current liabilities -
  Accounts payable and accrued expenses                             $   268,144
  Line of credit, bank                                                  134,504
  Bridge notes payable, net of debt discount of $23,750                 601,250
  Note payable                                                          105,000
  10% Senior Subordinated Secured Convertible Promissory Notes           50,000
  Due to officer-stockholder                                             40,000
  Accrued interest                                                       36,788
  Discontinued liabilities                                               15,440
                                                                    -----------
   Total current liabilities                                          1,251,126
                                                                    -----------
Stockholders' deficiency -
  Common stock, par value $.10 per share, 100,000,000
   authorized, 13,393,102 shares issued and outstanding               1,339,310
  Additional paid-in capital                                          6,188,188
  Deferred offering costs                                              (599,321)
  Accumulated deficit                                                (7,790,027)
                                                                    -----------
     Total stockholders' deficiency                                    (861,850)
                                                                    -----------
      Total liabilities and stockholders' deficiency                $   389,276
                                                                    ===========


See notes to condensed consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                   (Unaudited)

                                                     Three Months Ended
                                                         March 31,
                                                ----------------------------
                                                     2005            2004
                                                ------------    ------------
Net revenues                                    $     68,994    $     50,000
Operating expenses
   Compensation                                      184,350         164,766
   Professional Fees                                  43,962           8,067
   Consulting Fees                                   270,000          17,500
   General and Administrative                        120,629         183,437
                                                ------------    --------------
   Total operating expenses                          618,941         373,770
                                                ------------    ------------
  Operating loss                                    (549,947)       (323,770)
Debt conversion expense                             (933,793)             --
Interest expense                                    (193,711)        (27,004)
                                                ------------    ------------
  Loss from continuing operations                 (1,677,451)       (350,774)
Loss from discontinued operations                         --         (55,356)
                                                ------------    ------------
  Net loss                                      $ (1,677,451)   $   (406,130)
                                                ============    ============

Per share data - basic and diluted
  Loss from continuing operations               $      (0.13)   $      (0.05)
  Loss from discontinued operations                       --           (0.00)
                                                ------------    ------------
   Net loss per common share                    $      (0.13)          (0.05)
                                                ============    ============

  Weighted average number of
    common shares outstanding                     13,201,794       7,501,510
                                                ============    ============


See notes to condensed consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                         Three Months Ended
                                                              March 31,
                                                     --------------------------
                                                         2005           2004
                                                     -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss from continuing operations                  $(1,677,451)   $  (350,774)
                                                     -----------    -----------
Adjustments to reconcile net loss to net cash
  used in operating activities -
  Depreciation and amortization                           25,034         44,791
  Compensatory element of stock issuance                 105,000             --
  Amortization of deferred compensation                  157,500             --
  Debt conversion expense                                933,793             --
  Interest - deferred financing cost                     161,376             --
  Accretion of debt discount                              14,750             --
  Changes in operating assets and liabilities -
   Accounts receivable, net                               (8,950)        (4,692)
   Prepaid expenses and other current assets               5,393          3,496
   Accounts payable and accrued expenses                  38,666        (25,097)
   Accrued interest                                       35,541         25,162
                                                     -----------    -----------
   Total adjustments                                   1,468,103         43,660
                                                     -----------    -----------
     Net cash used in operating activities              (209,348)      (307,114)
                                                     -----------    -----------

CASH FLOWS FROM OPERATING ACTIVITIES
  OF DISCONTINUED OPERATIONS:
Loss from discontinued operations                             --        (55,356)
Change in -
  Assets from discontinued operations                         --         40,815
  Liabilities from discontinued operations                    --          6,371
                                                     -----------    -----------
Net cash used in operating activities
  of discontinued operations                                  --         (8,170)
                                                     -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
Net proceeds from line of credit, bank                    (6,370)        15,029
Repayment of advances from stockholder                   (10,000)            --
Proceeds from sale of bridge notes                       201,000             --
Fees paid in connection with debt acquisition            (48,750)            --
Principal repayment of notes payable                          --        (10,000)
                                                     -----------    -----------
     Net cash provided by financing activities           135,880          5,029
                                                     -----------    -----------

Net decrease in cash and cash equivalents                (73,468)      (310,255)
Cash and cash equivalents - beginning                     79,328        587,626
                                                     -----------    -----------
Cash and cash equivalents - ending                   $     5,860    $   277,371
                                                     ===========    ===========

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Issuance of 2,936,890 shares of common stock
  for the settlement of 10% Senior Subordinated
  Secured Convertible Promissory Notes and
  accrued interest                                   $   980,203    $        --
                                                     ===========    ===========
93,750 warrants to be issued in connection
  with sale of bridge notes                          $    28,500    $        --
                                                     ===========    ===========
187,500 warrants to be issued in connection
  with sale of bridge notes                          $    57,600    $        --
                                                     ===========    ===========


See notes to condensed consolidated financial statements

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)

NOTE 1 - Organization and Basis of Presentation

Organization

Walker Financial Corporation (collectively with its subsidiaries, the "Company") provides various death care pre-arrangement services through two of its wholly-owned subsidiaries, National Preplanning, Inc. ("NPI") and American DataSource ("ADS"). NPI is a managing general insurance agency and third party marketer of pre-arranged death care services to corporations, unions and affinity groups. ADS provides trust administration services to independent funeral homes, state master trusts and companies that own funeral homes or cemetery for pre-need funeral and cemetery trust accounts.

Through its wholly owned subsidiary, Kelly Color, Inc. ("Kelly Color"), the Company operated in the film processing business through February 2004. As further discussed in Note 11 to these unaudited financial statements, the operations of Kelly Color have been included in these unaudited financial statements as discontinued operations.

Basis of Presentation

The condensed consolidated financial statements have been prepared by the Company, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed consolidated financial statements include all adjustments (consisting of normal, recurring adjustments) necessary to make the Company's financial position, results of operations and cash flows not misleading as of March 31, 2005 and for all periods presented. The results of operations for the three months ended March 31, 2005 are not necessarily indicative of the results of operations for the full year or any other interim period. These financial statements should be read in conjunction with the audited financial statements and notes thereto included elsewhere in this document.

NOTE 2 - Going Concern Uncertainty

The accompanying unaudited consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United Sates of America, which contemplate continuation of the Company as a going concern. However, for the three months ended March 31, 2005, the Company incurred a net loss of $1,677,451 and, at March 31, 2005, had a working capital deficiency of $1,104,435, an accumulated deficit of $7,790,027 and a stockholders' deficiency of $861,850.

The Company has begun implementing various marketing plans to increase revenues for both NPI and ADS. The Company also is attempting to sell the real estate, building and improvements at which Kelly Color formerly conducted its operations (the "Kelly Color property"), as well as seeking to make strategic acquisitions. In addition, the Company will attempt to raise additional capital to assist in the further execution of its marketing plans and to fund any possible future acquisitions. The Company believes that the cash flows from a combination of any future sale of the Kelly Color property, the successful execution of its marketing plans resulting in increased sales and any additional capital that the Company may obtain through sales of its equity and debt securities will be sufficient to pay that portion of its debt that is due within the next twelve months, as well as to fund the Company's operations. During the three months ended March 31, 2005, the Company settled 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 in exchange for the issuance of 2,936,890 shares of Company common stock (see Notes 5 and 8) and issued bridge notes in the principal amount of $201,000 (see Note 6). There can be no assurance that the Company will be successful in any of its plans as discussed in this Note 2. To the extent that the Company is unsuccessful in its plans to increase its cash position, the Company may find it necessary to further curtail some of its operations and possible future acquisitions. These matters raise substantial doubt about the Company's ability to continue as a going concern. However, the accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of the liabilities in the normal course of business. The financial statements do not include any adjustments relating to the recovery of assets or the classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

NOTE 3 - Selected Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries NPI, Kelly Color and ADS, collectively referred to as the "Company." All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

Revenue Recognition

Revenue is recognized at the time the administrative services are performed and provided, or made available to its customers. Services are billed monthly based upon a predetermined percentage of the total assets included in the respective pre-need funeral master trust fund.

Loss Per Share

Basic earnings per share ("EPS") is computed by dividing net loss available to common stockholders by the weighted-average number of common shares outstanding for the period. Diluted EPS includes the potential dilution that could occur if options or other contracts to issue common stock were exercised or converted. The Company's outstanding options, warrants and convertible securities, as set forth below, are not reflected in diluted earnings per share because their effects would be anti-dilutive. Accordingly, basic and diluted earnings per share are identical.

                                                              March 31,
                                                   -----------------------------
                                                      2005               2004
                                                   ---------           ---------
Options                                               52,170              25,000
Warrants                                           1,169,906             999,904
Convertible debt                                     598,592           1,222,869
                                                   ---------           ---------
                                                   1,820,668           2,247,773
                                                   =========           =========

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

Stock Based Compensation

Stock Options and Similar Equity Instruments

At March 31, 2005, the Company had a Equity Incentive Plan. As permitted under Statement of Financial Accounting Standard ("SFAS") No. 148, "Accounting for Stock-Based Compensation - Transition and Disclosure" ("SFAS 148"), which amended SFAS No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), the Company has elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion ("APB") No. 25, "Accounting for Stock Issued to Employees," and related interpretations including "Financial Accounting Standards Board Interpretation No. 44, Accounting for Certain Transactions Involving Stock Compensation," an interpretation of APB No. 25. No stock-based employee compensation cost is reflected in net income, as all options granted under those plans had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS 123 to stock-based employee compensation. Since no options were granted during the respective periods net loss and pro forma net loss are identical.

                                                         Three Months Ended
                                                              March 31,
                                                   -----------------------------
                                                         2005          2004
                                                   --------------   ------------
Net loss, as reported                              $  (1,677,451)   $  (406,130)
Add:  Stock-based employee compensation expense
  included in reported loss                                   --             --
Deduct:  Total stock-based employee compensation
  expense determined under fair value-based method
  for all awards, net of related tax effect                   --             --
                                                   --------------   ------------
Pro forma loss                                     $  (1,677,451)   $  (406,130)
                                                   =============    ===========
Basic and diluted net loss per share, as reported  $       (0.13)   $     (0.05)
                                                   =============    ===========
Basic and diluted pro forma net loss per share     $       (0.13)   $     (0.05)
                                                   =============    ===========

New Accounting Pronouncements

In January 2003, the Financial Accounting Standards Board ("FASB") issued Interpretation No. 46, "Consolidation of Variable Interest Entities" ("FIN 46"). This interpretation of Accounting Research Bulletin ("ARB") No. 51, "Consolidated Financial Statements," provides guidance for identifying a controlling interest in a variable interest entity ("VIE") established by means other than voting interest. FIN 46 also required consolidation of a VIE by an enterprise that holds such controlling interest. In December 2003, the FASB completed its deliberations regarding the proposed modifications to FIN 46 and issued Interpretation Number 46R, "Consolidation of Variable Interest Entities - An Interpretation of ARB 51" ("FIN 46R"). The decisions reached included a deferral of the effective date and provisions for additional scope exceptions for certain types of variable interests. Application of FIN 46R is required in financial statements of public entities that have interests in VIEs or potential VIEs commonly referred to as special-purpose entities for periods ending after December 15, 2003. Application by public small business issuers' entities is required in all interim and annual financial statements for periods ending after December 15, 2004. The Company is currently in the process of evaluating the effect that this pronouncement will have on its financial statements.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

In December 2004, the FASB issued SFAS No. 123R, "Share Based Payment." This statement is a revision of SFAS Statement No. 123, "Accounting for Stock-Based Compensation" and supersedes APB Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. SFAS No. 123R addresses all forms of share based payment ("SBP") awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights. Under SFAS No. 123R, SBP awards result in a cost that will be measured at fair value on the awards' grant date, based on the estimated number of awards that are expected to vest and will result in a charge to operations for stock-based compensation expense. SFAS No. 123R is effective for public entities that file as small business issuers as of the beginning of the first interim or annual reporting period that begins after December 15, 2005. The Company is currently in the process of evaluating the effect that this pronouncement will have on its financial statements.

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets." SFAS No. 153 amends APB Opinion No. 29 to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. The provisions of SFAS No. 153 are effective for nonmonetary asset exchanges occurring in fiscal periods beginning after June 15, 2005. Earlier application is permitted for nonmonetary asset exchanges occurring in fiscal periods beginning after December 16, 2004. The provisions of SFAS No. 153 should be applied prospectively. The Company is currently in the process of evaluating the effect that this pronouncement will have on its financial statements.

NOTE 4 - Line of Credit, Bank

The Company has a credit facility with a bank consisting of a $150,000 secured line of credit (the "Line of Credit"), with interest payable monthly at the bank's prime rate plus 1.25%. The Line of Credit was modified in June 2004 and, as modified, requires monthly payments of $1,225 and a final payment of the outstanding balance on June 21, 2005. There was $134,504 outstanding under the Line of Credit as of March 31, 2005. The Line of Credit is collateralized by the Kelly Color property located in North Carolina.

NOTE 5 - 10% Senior Subordinated Secured Convertible Promissory Notes

In December 2003, the Company sold and issued 10% Senior Subordinated Secured Convertible Promissory Notes (each, a "10% Note") in the aggregate principal amount of $845,000 and due in December 2006. The 10% Notes were initially convertible into shares of the Company's common stock at conversion prices of $0.71 per share through December 5, 2005 and $1.25 thereafter.

The subscription agreements pursuant to which the Company sold the 10% Notes required, among other matters, that the Company register for resale under the Securities Act the shares issuable upon conversion of the 10% Notes by May 5, 2004. The Company was obligated, as a result of the failure to register such conversion shares by May 5, 2004, to pay to the holders of the 10% Notes a monthly fee equal to 1.5% of the principal amount of the 10% Notes for each month, or portion thereof, that the Company failed to cause such registration. The Company failed to cause such registration by May 5, 2004 and failed to pay the holders any monthly fee due such holders as a result of the failure to register the conversion shares.

The 10% Notes required an interest payment on July 1, 2004 in the aggregate amount of $49,057. The Company failed to remit such interest payment to the holders of the 10% Notes. The failure to pay such interest payment is an "event of Default" under the 10% Notes, although the holders of the 10% Notes did not give notice to the Company of such event of Default. The occurrence of an event of Default would result in the interest rate on the 10% Notes to be increased to 12% per annum. The Company has the right to avoid the declaration of an event of Default due to the failure to tender the July 1, 2004 interest payment by issuing to the holders additional shares of the Company's common stock at the per diem rate of 0.003125 shares for every $1.00 of principal, or an aggregate of 2,640.625 shares per day.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

The 10% Notes also prohibited additional borrowings by the Company, from any source, without the prior approval of the placement agent for the 10% Notes or the holders of a majority of the aggregate principal amount of the 10% Notes. In May and August 2004, the Company borrowed, without approval, an aggregate of $250,000. Further, in July 2004, the Company borrowed, without approval, an additional $50,000 from an officer/stockholder (see Note 7) and, in December 2004 through February 2005, sold and issued, without approval, 10% convertible promissory notes in the aggregate principal amount of $375,000 (see Note 6).

In October 2004, the Company offered to the holders of the 10% Notes one share of Company common stock for each $0.30 of principal evidenced by the 10% Notes and one share of Company common stock for each $0.23 of accrued interest due under the 10% Notes through September 30, 2004 in exchange for the holders waiving substantially all of their rights under the 10% Notes. The Company did agree to (a) use its best efforts to expeditiously register for resale the shares that the holders of the 10% Notes would receive in such exchange and (b) issue additional shares to the holders in the event that the Company issued shares to certain third parties for consideration less than $0.30 at any time prior to December 4, 2006.

On January 5, 2005 the Company issued a total of 2,938,036 shares of Company common stock to the holders of 10% Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203 for settlement of such 10% Notes. As a result of the debt settlement the Company wrote off $125,695 of deferred financing costs previously amortized. The charge was included as an interest expense on the statement of operations for the three months ended March 31, 2005. The Company has a remaining principal balance of $50,000 due to the holders of the note, and incurred $22,050 of interest and penalty interest included in the statements of operations for the three months ended March 31, 2005. Upon the effectiveness of the debt settlement, the Company recorded a conversion charge of $993,793, which is the estimated fair value of the additional shares of Company common stock issued in excess of the amount of shares that were issuable at the original conversion prices for the debt.

NOTE 6 - Notes Payable and Bridge Notes

Notes Payable

In August 2004, the due date of a 6% promissory note originally issued by NPI prior to March 19, 2002 was extended to the earlier of (a) the date which is 60 days following the effectiveness of a registration statement under the Securities Act registering for resale the shares of the Company's common stock issuable upon exercise of the warrants sold and issued with the 6% promissory note or (b) January 2, 2005. The consideration tendered by the Company in connection with the extension of the due date of the 6% promissory note was a reduction in the exercise price of the warrants sold and issued with the 6% Promissory Notes to $0.45 per share.

Beginning June 1, 2004, the Company began repayment of this note under a repayment plan calling for payments requiring minimum monthly payments of $10,000 until the entire note is repaid in full, which was scheduled to occur on March 1, 2005. Due to insufficient operating capital, the Company has not been able to meet this commitment and currently is not in compliance with the terms of this note. During the three months ended March 31, 2005, the Company did not make any payments under this note. As of March 31, 2005, the principal balance due under this note was $105,000 and is presented on the accompanying balance sheet as a current liability.

Bridge Notes

In May 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due on August 22, 2004 and (b) warrants to purchase 70,000 shares of the Company's common stock at an exercise price of $0.71 per share. The fair value of the warrants is $35,000 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. In August 2004, the due date of such promissory note was extended to no later than January 2, 2005. The Company currently is not in compliance with the repayment terms of this note.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

In August 2004, the Company sold and issued, for gross proceeds of $125,000, (a) a 6% promissory note in the principal amount of $125,000 and due January 2, 2005 and (b) warrants to purchase 105,000 shares of the Company's common stock at an exercise price of $.45 per share. The fair value of the warrants is $31,250 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. The Company currently is not in compliance with the repayment terms of this note.

For the above two notes, the Company incurred $10,000 of additional debt accretion interest expense for the three months ended March 31, 2005 that is related to the debt discount.

In December 2004 and February 2005, the Company issued 10% convertible promissory notes in the aggregate principal amount of $375,000 (the "Notes") and committed to issuing 93,750 warrants to purchase common stock at an exercise price of $0.71 per share. The estimated fair value of the warrants is $25,800 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note. The Company incurred additional debt accretion interest expense of $4,300.

In connection with the sale and issuance of the Notes, the Company incurred fees of $48,750 and committed to issuing 187,500 warrants to the private placement agent for services provided. The estimated fair value of the warrants is $57,600 using the Black-Scholes option pricing model. The cost of $106,350 has been capitalized as deferred financing fees and will be amortized over the life of the debt which is twelve months. Amortization expense for the three months ended March 31, 2005 is $17,725.

The Notes are convertible at $0.71 per share or 30,211 shares for every $25,000 principal and interest converted. The note did not carry any beneficial conversion features.

NOTE 7 - Advance from Officer/Stockholder

In July 2004, an officer-stockholder advanced the Company $50,000. The advance is non-interest bearing and has no definitive repayment terms. The Company repaid $10,000 of the advance during the three months ended March 31, 2005 and as of March 31, 2005, the total amount due the officer-stockholder was $40,000.

NOTE 8 - Stockholders' Deficiency

As discussed in Note 5, the Company issued 2,936,890 shares of Company common stock for the settlement of the 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 and accrued interest of $185,203.

In November 2004, the Company entered into a common stock purchase agreement with Fusion Capital Fund II, LLC ("Fusion Capital"), pursuant to which Fusion Capital has agreed to purchase, subject to certain conditions, $6,000,000 of Company common stock over a 24-month period commencing upon the effectiveness of a registration statement with respect to the resale of the Company common stock to be sold to Fusion Capital under the agreement.

On January 5, 2005, the Company issued to Fusion Capital 794,702 shares of Company common stock as a commitment fee. The 794,702 shares were valued at $476,821, or $0.60 per share, and is included in deferred offering costs. The deferred offering costs charge will be amortized over a 24-month period commencing on the effectiveness of the registration of such shares under the Securities Act. As of May 19, 2005, the Company has not filed a registration statement with respect to the shares of Company common stock issuable under the Stock Purchase Agreement.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

On January 15, 2005, Company issued 150,000 shares of Company's common stock to a consultant as a settlement of terminating its agreement with the consultant. The shares were valued at $105,000, or $0.70 per share.

On February 10, 2005, the Company committed to issuing 93,750 warrants to purchase common stock at an exercise price of $0.71 per share in connection with the $375,000 of 10% convertible promissory notes. The estimated fair value of the warrants is $25,800 using the Black-Scholes option pricing model and was recorded as a deferred debt discount which will accrete to interest expense over the life of this promissory note, which is twelve months.

On February 10, 2005, the Company committed to issuing 187,500 warrants to the private placement agent. The estimated fair value of the warrants is $57,600 using the Black-Scholes option pricing model. The cost has been capitalized as deferred financing fees and will be amortized over the life of the debt which is 12 months.

NOTE 9 - Consulting Agreement

In October 2004, the Company entered into two separate consulting agreements with Phoenix Holdings Ltd ("Phoenix") and Vantage Group LLC ("Vantage"), pursuant to which the Company agreed to issue to the consultants an aggregate of
1.5 million shares of Company common stock in consideration for the consultants' agreements to provide specified services. The terms of these agreements are each for approximately one year. In November 31, 2004, the Company issued 500,000 and 300,000 shares of Company common stock to the consultants. As such, the Company recorded deferred compensation of $336,000, which deferred compensation will be amortized over the life of the agreements.

On January 15, 2005, Company issued an additional 150,000 shares of Company's common stock to Vantage as settlement of terminating its agreement with the consultant. The shares were valued at $105,000, or $0.70 per share. In addition, the Company expensed $105,000 of deferred compensation for the termination both charges are included in the accompanying statement of operations as part of operating expense for the three months ended March 31, 2005.

For the three months ended March 31, 2004, the Company incurred $52,500 of amortization expense for the Phoenix consulting agreement and the charge is included in the accompanying statement of operations as part of operating expense.

NOTE 10 - Commitment and Contingencies

Litigation

The Company is involved in litigation through the normal course of business. The Company believes that the resolution of these matters will not have a material adverse effect on the financial position of the Company.

Commitments

The Company has entered into an employment agreement with Mitchell Segal to serve as the Company's president and chief executive officer through December 31, 2005. Under Mr. Segal's employment agreement, the Company was obligated to pay Mr. Segal an annual base salary of $200,000 for 2002, with annual increases of not less than $10,000, plus a bonus equal to a minimum of 3% to a maximum of 5% of the gross proceeds received from equity financings and a minimum of 3% to a maximum of 7.5% of the Company's net income, provided the Company's net income is at least $500,000. The bonus is payable through 2008, even if Mr. Segal's employment with the Company is terminated by the Company except in the event the termination is for cause. In no event may the bonuses due Mr. Segal exceed an aggregate of $304,025. Mr. Segal also is entitled to discretionary bonuses, if any, awarded by the Company's board of directors. The Company is paying Mr. Segal an annual base salary of $220,000 for 2005. As of March 31, 2005, Mr. Segal is owed approximately $50,000 of unpaid salary and is included as part of accounts payable and accrued expenses on the balance sheet.

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

The Company also has entered into an employment agreement with Peter Walker through March 18, 2012. Under Mr. Walker's employment agreement, the Company will pay Mr. Walker an annual base salary of $100,000, plus a monthly non-accountable expense allowance of $1,000. Mr. Walker's employment agreement does not require Mr. Walker to devote a minimum number of hours to the business. Mr. Walker's employment agreement does require the Company to use the Company's best efforts to cause Mr. Walker to be nominated for election to the Company's board of directors during the term of Mr. Walker's employment agreement.

Mr. Walker's employment agreement provides for him to be paid his salary:

o     for a two year period following his termination due to a disability and

o for the entire remaining employment term in the event his termination is otherwise than for cause or disability; provided that, if the termination is due to a failure to pay Mr. Walker his compensation otherwise payable under the employment agreement, then the rate of compensation shall be

o     in the seventh year, 150% of his salary at the time of termination,

o     in the eighth year, 200% of his salary at the time of termination,

o     in the ninth year, 250% of his salary at the time of termination, and

o     in the tenth year, 300% of his salary at the time of termination.

As of March 31, 2005, Mr. Walker is owed approximately $56,000 of unpaid salary and is included as part of accounts payable and accrued expenses on the balance sheet.

NOTE 11 - Discontinued Operations

On February 4, 2004, the Company sold certain assets of Kelly Color and discontinued operating in the film processing segment. Accordingly, the Company currently operates in one segment, the administrative services to independent funeral homes, state master trusts and companies that own funeral homes or cemeteries for pre-arrangement funeral and cemetery accounts.

For all periods presented in these condensed consolidated financial statements, the operations of Kelly Color are reported as discontinued operations. At March 31, 2005, the discontinued assets and liabilities of Kelly Color are:

Assets -
   Prepaid expenses and other current assets                             $ 1,631
   Fixed assets                                                           20,806
                                                                         -------
      Total assets                                                       $22,437
                                                                         =======
Liabilities -
   Accounts payable and accrued expenses                                 $15,440
                                                                         -------
      Total liabilities                                                  $15,440
                                                                         =======

                  WALKER FINANCIAL CORPORATION AND SUBSIDIARIES
              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                 March 31, 2005
                                   (Unaudited)
                                   (continued)

The results of discontinued operations for the three months ended March 31, 2005 and 2004 are:

                                                         Three Months Ended
                                                              March 31,
                                                   -----------------------------
                                                      2005               2004
                                                   ---------           --------
Revenues                                           $      --           $ 47,267
Cost of revenues                                          --            (80,847)
Operating expenses                                        --            (21,776)
                                                   ---------           --------
 Net loss                                          $      --           $(55,356)
                                                   =========           ========

NOTE 12 - Economic Dependency

Major Customer

During each of the three months ended March 31, 2005 and 2004, the Company had sales to three customers totaling $65,313, or 94%, and $45,851, or 91%, of the Company's net revenues, respectively.

At March 31, 2005, $5,535, or 19%, of the Company's total accounts receivable was due from one customer.

NOTE 13 - Reclassifications

Certain accounts in the prior period's financial statements have been reclassified for comparative purposes to conform with the presentation in the current year's financial statements. These reclassifications have no effect on previously reported income.

NOTE 14 - Subsequent Events

On April 7, 2005, we entered into a purchase agreement to acquire 90% of the issued and outstanding stock of Disability Access Consultants, Inc. from its sole shareholder, Barbara Thorpe, for a total of $2 million, $1 million of which payable in cash and the remainder by a secured promissory note. This agreement was subsequently terminated.

In May 2005, we issued 294,118 shares of our common stock to an institutional investor at $0.34 per share for consideration of $100,000.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Certificate of Incorporation, as amended, provide to the fullest extent permitted by Delaware law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Certificate of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify a director, officer, employee or agent made a party to an action by reason of that fact that he or she was a director, officer employee or agent of the corporation or was serving at the request of the corporation against expenses actually and reasonably incurred by him or her in connection with such action if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and with respect to any criminal action, had no reasonable cause to believe his or her conduct was unlawful.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:


NATURE OF EXPENSE AMOUNT

SEC Registration fee                 $  1,063
Accounting fees and expenses           15,000*
Legal fees and expenses                35,000*
Miscellaneous                           3,937
                                    ---------
                     TOTAL           $ 55,000*
                                    =========


*     Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

In June 2002, we issued 2,860 shares of our common stock to one individual for consideration of $25,000.

In July 2002, we issued 11,000 shares of our common stock to our outside legal counsel as settlement of $10,000 in professional fees.

In October 2002, we issued, to a single individual, 31,463 shares of our common stock for the consideration of $188,778.

We issued 128,550 warrants to the holder of indebtedness of ours in the principal amount of $150,000 and repriced an additional 71,450 warrants previously issued to the holder, all in connection with the holder's agreement not to demand repayment of such indebtedness prior to November 1, 2003. These newly issued warrants and the repriced warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to March 15, 2006 at a purchase price of $0.15 per share. The issuance and repricing of these warrants was effective October 2, 2003.

On October 2, 2003, we ratified the issuance, as of November 25, 2002, of 31,463 warrants to a consultant for services rendered. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to November 25, 2005 at a purchase price of $0.30 per share.

We issued 400,000 warrants in connection with the retention of an investor relations consultant. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to October 1, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective October 2, 2003.

We issued 15,000 warrants in connection with the retention of a registered broker-dealer to act as Placement Agent for a private placement of our securities. These warrants entitle the holder to purchase one share of Common Stock per warrant at any time prior to June 13, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective June 14, 2003.

We issued a total of 60,000 warrants in connection with the sale of a Bridge Note. The Placement Agent received 35,000 warrants as the finder's fee in connection with the sale of the Bridge Note. Each of these warrants entitles its holder to purchase one share of Common Stock at any time prior to July 25, 2008 at a purchase price of $0.28 per share. The issuance of these warrants was effective July 26, 2003.

On October 2, 2003, we granted, under our 2002 Equity Incentive Plan, an employee an option to purchase 25,000 shares of Common Stock at any time prior to October 2, 2008 at a purchase price of $0.30 per share.

We sold and issued to a total of eighteen accredited investors, in a private placement completed in December 2003, 10% Senior Subordinated Secured Convertible Promissory Notes in the aggregate principal amount of $845,000. These notes were sold at their face value. Each of these 10% notes, which has a maturity date of December 5, 2006, is convertible, at the option of its holder, into our common stock at any time prior to December 4, 2005 at the conversion rate (subject to adjustment) of one share of common stock for every $0.71 of principal and accrued interest converted and at any time from December 5, 2005 through the maturity date at the conversion rate (subject to adjustment) of one share of common stock for every $1.25 of principal and accrued interest converted. Each 10% note is subject to automatic conversion, at the then applicable conversion rate, if, (a) for any twenty consecutive trading days, (i) the market price of our common stock equals or exceeds $3.00 and (ii) the trading volume for our common stock equals or exceeds 50,000 shares, and (b) the conversion shares are either (i) subject to an effective registration statement under the Securities Act of 1933 or (ii) available for resale pursuant to Rule 144 promulgated under the Securities Act.

We issued to Strasbourger, a registered broker-dealer, a total of 264,063 warrants to purchase our common stock in connection with the sale and issuance of the 10% Notes. Strasbourger acted as placement agent for the issuance and sale of our 10% Notes in a private placement completed in December 2003. Strasbourger also received a commission of $86,500 and a non-accountable expense allowance of $18,400 as compensation for its services as the placement agent for the private placement of the 10% Notes. Each of these warrants entitles its holder to purchase one share of our common stock at a purchase price of $0.28 per share at any time on or prior to December 4, 2006.

In May 2004, we issued, to a single individual, three-year warrants to purchase 70,000 shares of our common stock, exercisable at $0.71 per share, in connection with such individual's loan to us in the principal amount of $125,000. The exercise price was changed to $0.45 in August 2005.

In August 2004, we issued, to a single individual, three-year warrants to purchase 105,000 shares of our common stock, exercisable at $0.45 per share, in connection with such individual's loan to us in the principal amount of $125,000.


In September and October 2004, we sold and issued, in a transaction complying with the requirements of Regulation D, an aggregate of 1 million shares of our common stock to a total of three accredited investors at an aggregate purchase price of $200,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On October 5, 2004, we entered into a one-year consulting agreement with Phoenix Holdings LLC. This agreement calls for Phoenix to provide us with services in connection with developing acquisition and business opportunities within the insurance industry. Pursuant to this agreement, we issued to Phoenix 500,000 shares of our common stock and are to pay Phoenix an additional fee of $2,500 per month for the term of the agreement.

On October 5, 2004, we entered into an eighteen-month consulting agreement with Vantage Group, Ltd. This agreement calls for Vintage Group to provide us with services in connection with introducing us to insurance agencies and agents willing to market and sell our products. Pursuant to this agreement, we issued to Vintage Group 450,000 shares of our common stock.

On November 24, 2004, we entered into a Common Stock Purchase Agreement with Fusion Capital Fund II, LLC to obtain up to $6.0 million in equity financing from Fusion Capital. Under this agreement, Fusion Capital agreed to purchase up to $6.0 million of newly issued shares of our common stock over a period of up to 24 months. Pursuant to the agreement, in January 2005, we issued to Fusion Capital, as a commitment fee, 794,702 shares of our common stock. We had previously issued to Fusion Capital, in August 2004, 60,000 shares of our common stock upon signing a letter of intent in August 2004.

On January 5, 2005, we issued a total of 2,936,890 shares of our common stock to the holders of our outstanding 10% Senior Secured Convertible Promissory Notes in the aggregate principal amount of $795,000 in exchange for such holders waiving substantially all of their rights under their respective 10% Promissory Notes, including their right to payment of principal and interest due under their 10% Promissory Notes. The accrued interest due under such 10% notes totaled approximately $65,985. The 10% Promissory Notes were exchanged for shares of our common stock at the rates of one share for each (a) $.30 of principal so exchanged, and (b) $ .23 of accrued interest so exchanged. In connection with the issuance of these 2,936,890 shares, we agreed to (x) use our best efforts to expeditiously register for resale the shares that such holders received and (y) issue additional shares to such holders in the event that we issue shares to certain third parties for consideration less than $.30 at any time prior to December 4, 2006. We believe that the issuance of said 2,936,891 shares was exempt from the registration requirements of the Securities Act pursuant to the provisions of Sections 3(a)(9) and 4(2) of the Securities Act.

On January 5, 2005, we issued 794,702 shares of our common stock to Fusion Capital as a commitment fee for entering into our common stock purchase agreement with Fusion Capital. We have valued these shares at $476,821, or $0.60 per share, and has been recorded as deferred compensation. The deferred charges will be amortized over the life of the agreement. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On January 15, 2005, we issued 150,000 shares of our common stock to a consultant as a settlement in connection with the terminating of our agreement with the consultant. We have valued these shares at $105,000, or $0.70 per share. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of
Section 4(2) of the Securities Act.

On February 10, 2005, we sold and issued an aggregate of $375,000 of 10% Convertible Promissory Notes and three-year warrants to purchase 93,750 shares of our common stock to a total of twelve accredited investors in a transaction complying with the requirements of Regulation D. Each of these notes are due on November 5, 2005 and bear interest at the rate of 10% per annum, payable at maturity. The notes may be prepaid, at our sole discretion, in whole or in part, at any time upon notice to the holders of the notes. The notes are further subject to mandatory re-payment upon the occurrence of specified events and after the giving of appropriate notice to the holders. Each holder of a note has the right, exercisable in the holders' sole discretion, to convert all or any portion of the principal amount standing under the holder's note and all accrued and unpaid interest on such principal amount being converted into shares of our common stock at a conversion price of $0.71 per share. The exercise price of the warrants is $0.71 per share. We believe that the issuance of such common stock and warrants was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

On February 10, 2005, we committed to issuing to J.P Turner & Co. a total of 187,500 warrants to purchase shares of our common stock at an exercise price of $0.15 per share as a finder's fee in connection with the offer and sale of our 10% convertible promissory notes in the aggregate principal amount of $375,000. The warrants will expire on February 10, 2008. We have estimated the fair value of the warrants at $57,600 using the Black-Scholes option pricing model. The cost has been capitalized as deferred financing fees and will be amortized over the life of the debt, which is twelve months. We believe that the issuance of such warrants will be exempt from the registration requirements of the Securities Act.

In May 2005, we issued 294,118 shares of our common stock to an institutional investor at $0.34 per share for consideration of $100,000. We believe that the issuance of such common stock was exempt from the registration requirements of the Securities Act pursuant to the provisions of Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Walker Financial Corporation, a Delaware corporation.


Exhibit No.       Description
-----------       -----------
3.1 Amended and Restated Certificate of Incorporation (incorporated by reference to exhibit 3.1 to the Company's Annual Report on Form 10-KSB for the year ended December 31, 2002).

3.2 By-Laws of Walker Color, Inc. (incorporated herein by reference to exhibit 3(b) to the Company's Registration Statement on Form S-1 (File No.:
      2-3000002).

4.1 Form of warrant certificate evidencing warrants to purchase an aggregate of 60,000 shares of our common stock issued on July 25, 2003 (incorporated by reference to Annual Report on Form 10- KSB, dated April 14, 2004).

4.2 Form of 10% Senior Subordinated Secured Convertible Promissory Note issued on December 5, 2003 (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.3 Security Agreement, dated as of December 5, 2003, among the Company, the original holders of our 10% Senior Subordinated Secured Convertible Promissory Notes issued on December 5, 2003 and Strasbourger Pearson Tulcin Wolff, Incorporated, as agent for such (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.4 Form of warrant certificate evidencing warrants to purchase 264,063 shares of our common stock issued to Strasbourger Pearson Tulcin Wolff, Incorporated, in its capacity as placement agent for the private placement of our 10% Senior Subordinated Secured Convertible Promissory Notes issued on December 5, 2003 (incorporated by reference to Annual Report on Form 10-KSB, dated April 14, 2004).

4.5 Common Stock Purchase Agreement, dated as of November 24, 2004, between Walker Financial Corporation and Fusion Capital Fund II, LLC (incorporated by reference to Current Report on Form 8-K, dated November 30, 2004).

4.6 Registration Rights Agreement, dated as of November 24, 2004, between Walker Financial Corporation and Fusion Capital Fund II, LLC (incorporated by reference to Current Report on Form 8-K, dated November 30, 2004).

4.7 Promissory Note, dated May 22, 2004, of Walker Financial Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to Quarterly Report on Form 10-QSB, dated August 23, 2004).

4.8 Warrant certificate, dated May 22, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated August 23, 2004).

4.9 Promissory Note, dated August 5, 2004, of Walker Financial Corporation in the principal amount of $125,000 and payable to Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22,
      2004).

4.10 Warrant Certificate, dated August 5, 2004, registered in the name of Cindy Dolgin (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

4.11 Form of 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

4.12 Form of warrant certificate evidencing warrants issued to purchasers of the 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

4.13 Warrant certificate evidencing 187,500 warrants registered in the name of J.P Turner & Co. issued in connection with the sale of the 10% Convertible Senior Subordinated Promissory Notes (incorporated by reference to the Quarterly Report on Form 10-QSB, dated May 26, 2005).

5.1   Sichenzia Ross Friedman Ference LLP Opinion and Consent (filed herewith).

10.1 Employment Agreement, dated as of March 19, 2002, among Walker International, Inc., Kelly Color, Inc. and Peter Walker (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.2 Employment Agreement, dated as of March 19, 2002, between Walker International Industries, Inc., National Preplanning, Inc. and Mitchell Segal (incorporated herein by reference to Form 8-K dated April 3, 2002).

10.3 Consulting Agreement, dated as of October 5, 2004, between Phoenix Holdings, LLC and Walker Financial Corporation (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

10.4 Consulting Services Agreement, effective April 10, 2002 (sic), between Walker International Industries Inc. (sic) and Shannon Harrison (incorporated by reference to Quarterly Report on Form 10-QSB, dated August 23, 2004).

10.5 Investment Banking Consulting Agreement, dated as of October 5, 2004, between The Vantage Group, Ltd. and Walker Financial Corporation (incorporated by reference to the Quarterly Report on Form 10-QSB, dated November 22, 2004).

10.6 Purchase Agreement, dated April 7, 2005, among Walker Financial Corporation, Disability Access Consultants, Inc. and Barbara Thorpe (incorporated by reference to the annual Report on Form 10-KSB, dated April 15, 2005).

23.1  Consent of Marcum & Kliegman LLP (filed herewith).

23.2  Consent of legal counsel (see Exhibit 5.1).



ITEM 28. UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Garden City, State of New York, on June 30, 2005.


                 WALKER FINANCIAL CORPORATION

                 By: /s/ MITCHELL S. SEGAL
                     -----------------------------------------------------------
                     Mitchell S. Segal, Chief Executive Officer, Chief Financial Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer and Director


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.


/s/ MITCHELL S. SEGAL        Chief Executive Officer, Chief      June 30, 2005
---------------------        Financial Officer and Director
Mitchell S. Segal


/s/ PETER WALKER             Secretary and Director              June 30, 2005
----------------
Peter Walker

                             Chairman of the Board of Directors  June __, 2005
-------------------
James M. Lucas, Sr.


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